Preliminary Information Statement
Dated: April 24, 2002


                        LEXON TECHNOLOGIES, INC.

            NOTICE OF ACTION BY MAJORITY CONSENT OF SHAREHOLDERS

TO THE SHAREHOLDERS OF LEXON TECHNOLOGIES, INC.:

     This information statement is being furnished to our stockholders in connection with our prior receipt of approval by written consent of the holders of a majority of our common stock to approve an Agreement and Plan of Merger (the "Merger") with Phacon Corporation, a California corporation ("Phacon"). Pursuant to the Merger, we will:

     (1) Effect a 1-for 10 reverse split of our common stock;

     (2) Issue 17,500,000 shares of our post-split stock to the shareholders of Phacon; and

     (3) Appoint J. Jehy Lah, Joshua (Jinil) Kim, Ben (Byung-Hwee)Hwang, Kyu Hong Hwang, and Hieronim Teresinski (Phacon nominees) to our board of directors.


     THIS INFORMATION STATEMENT IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 3, 2002. UNDER APPLICABLE FEDERAL SECURITIES LAWS, THE AGREEMENT AND PLAN OF MERGER WITH PHACON CANNOT BE MADE EFFECTIVE UNTIL AT LEAST 20 DAYS AFTER THIS INFORMATION STATEMENT IS SENT OR GIVEN TO OUR STOCKHOLDERS.

ACTION BY WRITTEN CONSENT, RECORD DATE, OUTSTANDING SHARES AND REQUIRED VOTE

     Pursuant to Section 228 of the Delaware General Corporation Law, any action that may be taken at any meeting of our stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of our common stock) and delivered to us.

     Our Board of Directors fixed the close of business on March 10, 2002 as the record date for the determination of holders of common stock entitled to vote on the implementation of the Agreement and Plan of Merger by written stockholder consent. As of the record date, we had 15,872,561 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote per share. The affirmative vote of a majority of the outstanding shares of common stock was required to approve the Agreement and Plan of Merger and related actions. By written consent in lieu of a meeting, the holders of a majority of the outstanding shares of common stock approved the Agreement and Plan of Merger.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /S/Kenneth J. Eaken, President
Dallas, Texas

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                        LEXON TECHNOLOGIES, INC.

                         INFORMATION STATEMENT

TO THE SHAREHOLDERS OF LEXON TECHNOLOGIES, INC.:

     This information statement is being furnished to our stockholders in connection with our prior receipt of approval by written consent of the holders of a majority of our common stock to approve an Agreement and Plan of Merger (the "Merger") with Phacon Corporation, a California corporation ("Phacon"). Pursuant to the Merger, we will:

     (1) Effect a 1-for 10 reverse split of our common stock;

     (2) Issue 17,500,000 shares of our post-split stock to the shareholders of Phacon; and

     (3) Appoint J. Jehy Lah, Joshua (Jinil) Kim, Ben (Byung-Hwee)Hwang, Kyu Hong Hwang, and Hieronim Teresinski (Phacon nominees) to our board of directors.

     THIS INFORMATION STATEMENT IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 3, 2002. UNDER APPLICABLE FEDERAL SECURITIES LAWS, THE AGREEMENT AND PLAN OF MERGER WITH PHACON CANNOT BE MADE EFFECTIVE UNTIL AT LEAST 20 DAYS AFTER THIS INFORMATION STATEMENT IS SENT OR GIVEN TO OUR STOCKHOLDERS.

ACTION BY WRITTEN CONSENT, RECORD DATE, OUTSTANDING SHARES AND REQUIRED VOTE

     Pursuant to Section 228 of the Delaware General Corporation Law, any action that may be taken at any meeting of our stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of our common stock) and delivered to us.

     Our Board of Directors fixed the close of business on March 10, 2002 as the record date for the determination of holders of common stock entitled to vote on the implementation of the Agreement and Plan of Merger by written stockholder consent. As of the record date, we had 15,872,561 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote per share. The affirmative vote of a majority of the outstanding shares of common stock was required to approve the Agreement and Plan of Merger and related actions. By written consent in lieu of a meeting, the holders of a majority of the outstanding shares of common stock approved the Agreement and Plan of Merger.

MANAGEMENT IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT MAY 3, 2002 TO ALL SHAREHOLDERS OF RECORD AS OF MARCH 10, 2002.


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THE MERGER PROPOSAL: THE AGREEMENT AND PLAN OF REORGANIZATION

Terms of the Acquisition
------------------------

     On April 14, 2002, we entered into an Agreement and Plan of Merger with Phacon Corporation ("Phacon"), a copy of which is attached as Appendix A (beginning on page 56) to this Information Statement (the "Merger Agreement"). The following discussion regarding the terms of the Merger Agreement is subject to, and qualified in its entirety by, the detailed provisions of the Merger Agreement and the any exhibits thereto.

     The Merger Agreement provides that the 17,500,000 shares of Phacon Common Stock held by the Phacon Shareholders will be exchanged for 17,500,000 shares of our Common Stock on a one for one basis. As a condition to the Merger Agreement, we will effect a 1-for-10 reverse stock split (the "Reverse Split") of our Common Stock, so that our shareholders prior to such Reverse Split will receive 1 share of our Common Stock for each 10 shares of Common Stock held on the Record Date for the Reverse Split, rounded up to the next higher whole share. This Reverse Split would reduce the Company's issued and outstanding stock from 15,872,561 to approximately 1,587,257 shares (subject to fractional shares being rounded up). After giving effect to the Reverse Split and the issuance of 17,500,000 shares of our Common Stock issued to the Phacon Shareholders in exchange for the 17,500,000 shares of Phacon Common Stock, we will have approximately 19,087,257 shares issued and outstanding.

     Neither the Merger Agreement nor the Reverse Split will change the par value of our Common Stock or our authorized capitalization. The rights of our existing shareholders will not be altered and no shareholders will be eliminated as a result of the Merger Agreement and the Reverse Split. The Reverse Split will have no effect on our stockholders' equity, other than the transfer of approximately $14,286 in stated capital to additional paid-in capital.

     If, as a result of implementation of the Reverse Split, any shareholder would be entitled to receive a fractional share, we will not issue any fractional shares. Instead, shares will be rounded up to the next higher whole number. All shares turned in to the Company as a result of the Reverse Split will be canceled and returned to the status of authorized but unissued shares. Therefore, after the Reverse Split is implemented, we will still have an authorized capitalization of 100,000,000 shares of Common Stock, of which approximately 1,587,257 shares will be issued and outstanding and after giving effect to the issuance of 17,500,000 shares under the terms of the Acquisition Agreement, approximately 19,087,257 shares will be issued and outstanding.
The issuance of the 17,500,000 shares of our Common Stock will result in a change of control and substantial dilution of our existing shareholders.

     Following the implementation of the Reverse Split and effective date of the Merger Agreement, each holder of shares of our Common Stock may, upon the surrender of the certificate or certificates representing such shares to our registrar and transfer agent along with payment of a reissue fee of $15.00 per certificate, be entitled to receive a certificate or certificates evidencing shares of our Common Stock, reflecting the new post-reverse shares. However, none of our shareholders is required to submit current certificates for reissue.

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     As a condition precedent to the consummation of the transactions contemplated by the Merger Agreement, holders of a majority of our issued and outstanding shares approved the appointment of J. Jehy Lah, Joshua (Jinil) Kim, Ben (Byung-Hwee)Hwang, Kyu Hong Hwang, and Hieronim Teresinski, the nominees of Phacon, to our Board of Directors. Kenneth Eaken, a current board member, will remain on the board and Steven Peskaitis will resign.

     As soon as practicable following the effectiveness of the Merger Agreement, such documents as are required by the provisions of the corporate statutes of the states of Delaware and California to complete the merger of Phacon are to be filed with the Secretary of State of States of the state of Delaware and California.

A.     Appointment of Board of Directors
       ---------------------------------

     The names of our current executive officers and directors and the positions held by each of them are set forth below:

  Name                  Age   Position                     Dates Served
  ----                  ---   --------                     ------------
Kenneth J. Eaken         48   CEO, President, director     9/00 to present
Steven J. Peskaitis      26   Vice President, director     7/99 to present

     Our officers and directors have served in such positions since the dates indicated above. Steven Peskaitis will resign as an officer and director upon the appointment of the Phacon nominees. Kenneth Eaken will remain on the board and resign his position as CEO, but remain President. In connection with the proposed merger with Phacon, J. Jehy Lah, Joshua (Jinil) Kim, Ben (Byung-Hwee)Hwang, and Kyu Hong Hwang have been appointed as directors of the Company. Certain biographical information with respect to each of such persons is set forth herein below. Each director will serve until the next annual meeting and until his successor is duly elected and qualified.

     Set forth below is certain information relating to each of Phacon's nominees for director.

J. Jehy Lah, age 55 is the founder of Phacon Corporation and was elected Chairman and Chief Executive Officer in July, 2001, upon incorporation of the company (2001-present). Mr. Lah has been in the import/export business for 29 years and served various companies in various capacities, including Vice Chairman of NCR Korea, a joint venture between NCR Corporation (NYSE:NCR) and Dongah Computers Corporation (1989-1992), Chairman and CEO of Dongah Group of Companies (1990-1992), and Chairman and CEO of Novabrite, LLC (1999-present). Mr. Lah joined Dongah Group of Companies in 1974, and was elected a Board member in 1980 and Vice Chairman in 1989, while managing Dongah's international operations from his California office (1974-1992). He also founded East-West Trading Company, an import/export company, in 1974, and has been President and CEO ever since (1974-present). He began his professional career in 1973 with Korea Trade Promotion Corporation (KOTRA), after serving in the Army for 3 years as the interpreter for Commanding Generals (1970-
1973). Mr. Lah completed pre-medicine at University of Iowa in 1970, studied marketing and management at University of Maryland in 1973, and attended an Executive Program at the School of Business Administration, University of Southern California in 1986.



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Joshua (Jinil) Kim, age 48 has served as Vice President of Product Development for Phacon Corporation since its inception in 2001. Prior to joining Phacon, Mr. Kim was President & CEO of Unisam Holdings, Inc. an e-commerce and
Internet business consulting company headquartered in Seoul, Korea. From 1987-1996, Mr. Kim served as President & CEO of Gongshin Engineering Co. Ltd. Mr. Kim joined Gonshin in 1982 and converted it from a machinery parts manufacturer into a successful engineering firm supplying services to Samsung, Hyundai, Daewoo, and Kia. Mr. Kim started his career as a material acquisition specialist for the Daeduk Consolidated Construction Co. in Jeddah, Saudi Arabia. Mr. Kim received his bachelors degree from B.T. Hanyoung Theological University in 2002.

Ben (Byung-Hwee)Hwang, age 54, is currently President of Novabrite 1999 to present. Novabrite is a manufacturer and developer of reflective products used in road construction and other safety applications. Prior to Novabrite, Mr. Hwang has served as President for the USA operations of Booheung Industrial Co., Ltd. from 1998 to 1999 and President of Sungsan Products Corp. from 1994-1998. Mr. Hwang began his international business career in 1976 as manager of International Business of Dongah Trading Corporation. Prior to serving in the military from 1973-1974, Mr. Kim received a Bachelor of Commerce from Soongsil University in 1972, and completed studies at the International Business school at Yunsei University from 1972-1974. Mr. Kim received a Certificate of International Trading qualification from the Korea Ministry of Trade and Industry in 1972.

Kyu Hong Hwang, age 56, is a successful private investor currently engaged in the ownership of Hongha restaurant in Seoul . As a private investor and entrepreneur Mr. Hwang owned Choyung Industrial Corporation representing Polaroid and Alcon in Korea. Mr. Hwang started his business career with Dae in the office of planning and coordination. Prior to his military service form 1969-1972, Mr. Hwang received a Law degree from Yunsei University in 1968.

Hieronim Teresinski, age 43, has served as Chief Technology Officer of Phacon Corporation since its inception in 2001. Prior to joining Phacon Mr. Teresinski was President of Electronic Structures, an electronic hardware design company he founded in 1992. From 1988-1992, Mr. Teresinski served as a Senior Engineer and Technical Project Coordinator in the Electronic Display Division of Phillips Electronics. He was also a Group leader in Design Engineering at Northern Technologies in Markham, Ontario, from 1986-1988. In the Research and Development Department, MORS Gdynia, Poland, Mr. Teresinski served as a Design Engineer. Mr. Teresinski received his Master of Science in Electronic Engineering in 1982 from the Technical University of Gdansk, Poland. Post Graduate work included studies in Microcomputer Architecture at the Technical Institute of Gdansk in 1984, and Computer Communication at the University of Toronto in 1987. Mr. Teresinski is a licensed member of the Professional Engineers, Ontario, Canada and a member of the Institute of Electrical and Electronic Engineers (IEEE) in the United States.


Set forth below is biographical information on each of our current directors.






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Kenneth J. Eaken, age 49, was appointed as our President in February 2000 and appointed Chairman and Chief Executive Officer in September 2000. Mr. Eaken had served as our Senior Vice President of Business Development since joining the company in 1999. Prior to his association with us, Mr. Eaken served as President and Chief Executive Officer of MapLinx Corporation 1991-1998, a market leader in desktop mapping software and an operating subsidiary of Computer Concepts Corporation (NASDAQ:CCEE). Previously, Mr. Eaken's various executive management positions include his position as Vice President of Marketing for Sweda Group, Inc.1987-1991, an international corporation, Sales and Marketing Manager for ATV Systems, Inc. 1982-1987, and Marketing Services Manager-International for the Official Airline Guides (OAG) 1978-1982, owned by Dun and Bradstreet, Inc., and AMR/American Airlines. Mr. Eaken received his Bachelor of Science degree in Marketing from Milton College (University of Wisconsin) 1973, and studied strategies for Fast Growth Companies in an Executive Program at the Edwin L. Cox School of Business at Southern Methodist University in 2000.

Steven J. Peskaitis, age 26, was appointed as our Senior Vice President of Business Development in February, 2000. An entrepreneur since age 15, Mr. Peskaitis is the co-founder of Chicago Map Corporation, which was incorporated in 1992 and became our wholly owned subsidiary in July, 1999. Mr. Peskaitis is a visionary with an extensive history in the development and design of mapping software. His well established presence within the GIS industry provided Chicago Map Corporation the opportunity for the National Atlas Project.

We do not have standing audit, nominating, compensation or other board committees. No board meetings have been held in the past year. Actions have been taken by telephone conference and written unanimous consent in lieu of meetings.

Our Reasons for the Merger
--------------------------

     We have had no operations since our assets were seized by a creditor in August 2001. Since then, our management has been actively seeking potential business acquisitions or opportunities to enter into in an effort to commence business operations that will prove to be beneficial to us and our shareholders. In evaluating potential business opportunities, our management has considered various factors including financial requirements and the availability of additional financing, history of operations, the nature of present and expected competition, the quality and experience of management, and the potential for future growth, expansion and profits. After investigation and evaluation of Phacon, our management has determined that the acquisition of Phacon provides the best opportunity we have discovered to date.

     Phacon's management has presented us with a business plan that is focused on commercializing a proprietary device and software package that reduces the amount of electricity required to power various indoor lighting devices in commercial buildings, factories and offices as well as outdoor lighting devices for streets and parking lots. Phacon's management intends to aggressively pursue its current business strategy and therefore our shareholders may be able to benefit from any related increased market activity in our Common Stock. There are, however, no assurances that Phacon's management will be able to conduct profitable operations or that our shareholders will benefit from increased market activity in our Common Stock. Our Board of Directors has not obtained an independent opinion or other evaluation regarding the fairness of the terms of the Merger Agreement due to the substantial costs in obtaining such an opinion or evaluation.

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Phacon's Reasons for the Merger
-------------------------------

     The Board of Directors and the shareholders of Phacon believe that the Merger Agreement offers the Phacon stockholders an opportunity to receive significant value for their shares of Phacon Common Stock and to participate in a merger with a public company. In reaching its decision to approve the Merger Agreement, the Phacon Board consulted with its financial and legal advisors and with management and considered a number of factors, including, without limitation, the following material factors:

-the strategic and financial alternatives available to Phacon, including remaining a privately held company,

-the structure of the transaction, which is intended to qualify as a tax-free "reorganization" under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and the related sections thereunder, and

-Phacon's desire to have its shares publicly traded by using Lexon as a vehicle to accomplish that desire without the time and expense typically associated with an IPO.

     This discussion of the information and factors considered by the Phacon board of directors and shareholders in making their decision to approve the Merger Agreement is not intended to be exhaustive but is believed to include all material factors considered by the Phacon Board and shareholders.


Recommendation of our Board of Directors and Management
-------------------------------------------------------
BECAUSE OUR BOARD OF DIRECTORS AND MANAGEMENT BELIEVES THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE DESIRABLE AND IN THE BEST INTERESTS OF OUR SHAREHOLDERS, WE WERE UNANIMOUS IN RECOMMENDING THE MERGER AGREEMENT. WE BELIEVE THAT OUR SHAREHOLDERS WILL BENEFIT THROUGH THE STRENGTH, EXPERIENCE AND KNOWLEDGE OF PHACON'S CURRENT AND PROPOSED EXECUTIVE MANAGEMENT IN THE ONGOING DEVELOPMENT OF ITS BUSINESS. (SEE "BUSINESS OF PHACON.")


Interest of Certain Persons in the Acquisition
----------------------------------------------

     In considering the recommendation of our management with respect to the Merger Agreement, neither our management nor Phacon's management will receive any benefits arising from their ownership of our Common Stock as a result of the merger that will not be equally extended to all of our and Phacon's shareholders. No member of our management has an ownership interest in Phacon and no member of Phacon's management has an ownership interest in us prior to the completion of the acquisition.

Special Note Concerning Appraisal Rights
----------------------------------------

     Holders of shares of our common stock who do not approve of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the Delaware General Corporation Law.


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     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW
PERTAINING TO APPRAISAL RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS ATTACHED TO THIS INFORMATION AS APPENDIX B (BEGINNING ON PAGE 77). YOU SHOULD READ APPENDIX B IN ITS ENTIRETY. EXCEPT WHERE THE CONTEXT REQUIRES OTHERWISE, ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF OUR COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF OUR COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

     Under the Delaware General Corporation Law, persons who hold shares of our common stock who follow the procedures set forth in Section 262 will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment of the 'fair value' of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by such court.

     Under Section 262, where notice of a merger is sent to stockholders, as in the case of the adoption of the Merger Agreement by written consent of a majority of our stockholders, the corporation, not less than 20 days prior to the effective date of the merger, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. THIS INFORMATION STATEMENT SHALL CONSTITUTE SUCH NOTICE, AND THE APPLICABLE STATUTORY PROVISIONS ARE ATTACHED TO THIS INFORMATION STATEMENT AS APPENDIX B.

     A holder of shares of our common stock wishing to exercise such holder's appraisal rights must deliver to us, before the effective date of the Merger Agreement, a written demand for the appraisal of their shares, and must signify that they are not in favor of the adoption of the Merger Agreement.

     A holder of shares of our common stock wishing to exercise such holder's appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the effective time of the merger. A letter stating that the holder is against the adoption of the Merger Agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The demand must reasonably inform us of the identity of the holder as well as the intention of the holder to demand an appraisal of the 'fair value' of the shares held by such holder.

     Only a holder of record of shares of our common stock is entitled to assert appraisal rights for the shares of our common stock registered in that holder's name. A demand for appraisal in respect of shares of our common stock should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates, and must state that such person intends thereby to demand appraisal of such holder's shares of our common stock in connection with the merger. If the shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of our common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand,

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the agent is agent for such owner or owners. A record holder such as a broker who holds shares of our common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of our common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of our common stock as to which appraisal is sought and where no number of shares of our common stock is expressly mentioned the demand will be presumed to cover all shares of our common stock held in the name of the record owner. Stockholders who hold their shares of our common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     ALL WRITTEN DEMANDS FOR APPRAISAL PURSUANT TO SECTION 262 SHOULD BE SENT OR DELIVERED TO US AT 13237 MONTFORT DRIVE, #205, DALLAS, TEXAS 75240,
ATTENTION: CORPORATE SECRETARY.

     Within ten days after the effective time of the merger, the surviving corporation must notify each holder of our common stock who has complied with
Section 262 of the date that the merger has become effective. Within 120 days after the effective date of the merger, the surviving corporation or any holder of our common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such holder's shares of our common stock. The surviving corporation is under no obligation to and has no present intention to file such a petition. Accordingly, it is the obligation of the holders of our common stock to initiate all necessary action to perfect their appraisal rights in respect of such shares of our common stock within the time prescribed in Section 262.

     Within 120 days after the effective date of the merger, any holder of our common stock common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request for the statement has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

     If a petition for an appraisal is timely filed by a holder of shares of our common stock and a copy of the petition is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights under Section 262. The Delaware Court of Chancery may require the holders of shares of our common stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation on the certificate of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

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     After determining the holders of our common stock entitled to appraisal, the Delaware Court of Chancery will appraise the 'fair value' of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of our common stock considering seeking appraisal should be aware that the fair value of their shares of our common stock as so determined could be more than, the same as or less than the consideration they would receive in the merger if they did not seek appraisal of their shares of our common stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. The court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

     Any holder of shares of our common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of our common stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of our common stock (except dividends or other distributions payable to holders of record of our common stock as of a record date prior to the effective time of the merger).

     If any stockholder who demands appraisal of such holder's shares of our common stock under Section 262 fails to perfect, or effectively withdraws or loses, such holder's right to appraisal, the shares of our common stock of such stockholder will be converted into the right to receive the merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, such holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of such holder's demand for appraisal and an acceptance of the merger, except that any such attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

Accounting Treatment
--------------------

     The merger with Phacon will be accounted for as a recapitalization of Phacon because the shareholders of Phacon will control us after the merger. Therefore, Phacon will be treated as the acquiring entity. There will be no adjustment to the carrying value of the assets or liabilities of Phacon in the merger. We will be the acquiring entity for legal purposes and Phacon will be the surviving entity for accounting purposes.

No Legal Opinions or Tax Rulings
--------------------------------

     The proposed merger with Phacon is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986. If the merger qualifies as a tax-free reorganization, no gain or loss will be recognized for income tax purposes by either us or Phacon as a result of the merger.
However, neither we nor Phacon have requested a tax ruling from the Internal Revenue Service or an opinion of legal counsel with respect to the merger. Accordingly, no assurance can be given that the merger will qualify as a tax-free reorganization.

     The shares of our Common Stock to be issued to the Phacon shareholders in connection with the Merger will not be registered under the Securities Act of 1933, as amended (the "Act") and will be deemed "restricted securities" as that term is defined in the Act. Accordingly, such shares will be issued in reliance on the exemption from such registration requirements provided by
Section 4(2) of the Act and the regulations promulgated thereunder. Such shares will be restricted securities, and the certificates will bear legends restricting their subsequent resale in the absence of registration under the Securities Act or the availability of an exemption therefrom. Phacon has been provided information regarding us and our business and financial condition including copies of our most recent periodic reports required to be filed under sections 13 or 15(d) of the Exchange Act. In addition, Phacon's officers and directors have met and/or were given opportunity to ask questions of our officers and directors. Within 15 days following the issuance of our common stock to the Phacon shareholders, we will file the requisite Notice of Sale of Securities on Form D with the Commission.


Written Consent of Majority Required
------------------------------------

     The written consent of a majority of the issued and outstanding shares of Common Stock on March 10, 2002 was required to approve the Merger Agreement. Members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding stock entitled to vote on this matter have given their written consent and the Merger Agreement will accordingly become effective 20 days after this Notice and Information Statement is mailed to our stockholders.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Information Statement may contain certain forward-looking statements with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters. Statements in this Information Statement that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, in each case relating to us and to Phacon, wherever they occur in this Information Statement, are necessarily estimates reflecting the best judgment of our management and Phacon's management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Information Statement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

  the performance of Phacon's products within, and the overall strength of, the prevailing retail environment

- customer acceptance of newly-introduced product lines

- changes in the costs of raw materials, labor and advertising

- the ability of Phacon to secure and protect trademarks and other intellectual property rights

- the effects of vigorous competition in the markets in which Phacon operates

Words such as 'estimate', 'project', 'plan,' 'intend', 'expect', 'believe' and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Information Statement. Our stockholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made.

General
-------
Our assets were seized due to default on a loan agreement and sold at public auction in August 2001. Since then, we have had no business operations. Recently, our management obtained some conditional bridge financing from Phacon Corporation to be used to settle some of our outstanding debts and to become current in our periodic reporting obligations under section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. This goal was accomplished with the filing of our annual report on Form 10KSB for the period ended December 31, 2001 on April 1, 2002.

(a) Previous Business Activities
    ----------------------------
Lexon Technologies, Inc., together with its wholly-owned subsidiary, Chicago Map Corporation ("Chicago Map"), was a developer and distributor of mapping and geographic data technologies. We developed mapping software, including high-quality vector map displays, geocoding, data compression, and other related software programs and components. Our mission was to develop advanced, state-of-the-art solutions that aid in the rapid and cost-efficient deployment of Geographic Information System ("GIS") products for businesses and consumers.

(b)  Current Business Activities
     ----------------------------
Since the sale of our assets in August 2001, our management has been seeking potential business acquisition or opportunities to enter in an effort to recommence business operations. We did not restrict our search for a business opportunity to any particular industry or geographical area and considered the possibility of engaging in essentially any business in any industry.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as we had only limited resources, it was difficult to find good opportunities. There was no assurance that we could identify a business opportunity which would ultimately prove to be beneficial to us and our shareholders. The risks we faced were further increased as a result of our lack of resources and our inability to provide a prospective business opportunity with significant capital. We finally selected the potential business opportunity offered by the merger with Phacon based on our management's business judgment.

Plan of Operation
-----------------
We are a fully reporting company with the U.S. Securities and Exchange Commission (the "Commission"). We are obligated to file with the Commission certain interim and periodic reports including an annual report containing audited financial statements. However, due to lack of operating funds, we were unable to continue preparation and filing of the necessary reports with the Commission to maintain our filing status and OTCBB listing. Our stock was removed from the OTCBB on May 24, 2001 due to our failure to timely file our annual and periodic reports. Our assets were seized and our operations ceased in August 2001.

We began negotiating with Phacon late in fiscal 2001, and arranged a loan for a total of $200,000 from Phacon in connection with our negotiations for the merger, which funds were restricted for the settlement of some of our outstanding indebtedness and the payment of professional fees in connection with the filing of our past due reports with the Commission. Since December 2001, we have reached settlements with a number of creditors and have prepared and filed our past due reports with the Commission. We have also applied to have our stock relisted on the OTCBB.

The Merger Agreement with Phacon that is now being presented to our shareholders has been evaluated by us as a viable business opportunity based on management's business judgment. Following the effectiveness of the merger, our operations will consist of the operations of Phacon and will be conducted through Phacon's executive offices in California.

The report of our independent auditor at December 31, 2001, contains a going concern qualification as to our ability to continue. Without the Merger Agreement, we did not believe we could continue to operate, as we had no alternative source of capital. Even with the merger, there is substantial doubt about our ability to continue as a going concern, because Phacon is also in need of additional funding in order to be able to continue. (See "Business of Phacon" and related "Discussion and Analysis of Financial Condition and Results of Operations" contained in this Information Statement).

Employees
---------

Kenneth Eaken signed an employment contract in February 2000 which was amended September 2000 upon his appointment as Chief Executive Officer. The contract was for a term of three years, automatically renewing for additional one year terms subject to thirty days notice of termination. At date of this Information Statement, this agreement is the only employment agreement still outstanding, calling for annual compensation of $125,000, and expiring in April 19, 2003. Mr. Eaken's employment agreement includes a termination provision which calls for 30 days notice of termination and the payment of the balance of his salary for the effective term as a severance. Following the merger with Phacon, Mr. Eaken will remain as president but details of an employment agreement have not been finalized. (See "Business of Phacon").

Facilities
----------

Since August 2001, our President has utilized his home address as our business address at no cost to us. Our business address is 13237 Montfort Drive, #205, Dallas, Texas 75240. Following effectiveness of the Merger Agreement, our executive offices will be moved to the executive offices of Phacon.

Discussion and Analysis of Lexon's Financial Condition and Results of
Operations
---------------------------------------------------------------------

Our assets were seized due to default on a loan agreement and sold at public auction in August 2001 (see note 1 "summary of accounting policies", part a. organization" to our financial statements included in this report), so that at December 31, 2001, we had no business operations. Therefore, discussion of our results of operations for prior years will not have a direct correlation with nor be relevant to our proposed future operations. However, our shareholders may wish to refer to our report on Form 10KSB for the year ended December 31, 2001, filed with the Commission on April 1, 2002 for more information on our results of operations for fiscal 2001.

Recently, our management obtained $200,000 in bridge financing from Phacon Corporation, a private California corporation looking for a public company with which to effect a business combination. The bridge financing was restricted to the payment of creditor settlements and professional expenses associated with the preparation and filing of our past due periodic reports. Accordingly, we have used the funds to settle a substantial portion of our outstanding debts and to prepare and file our past due reports with the Commission. We also committed to negotiating with Phacon concerning a business combination in lieu of repayment of the $200,000 loan and accrued interest. Because we had no assets and no operations, negotiating the current Merger Agreement entailed a 1-for-10 reverse split of our common stock which means that our present shareholders will experience substantial dilution. The reverse split also means that there will be a change in control as the Phacon shareholders will have sufficient shares of our common stock following the merger to elect their own slate of directors.

Liquidity and Capital Resources
-------------------------------

In 2001 and 2000, our revenues and financing activities were not adequate to offset our expenses by a wide margin. In 2001 and 2000, we incurred significant losses which have resulted in an accumulated deficit of $2,636,504 at December 31, 2001, a working capital deficit and limited internal financial resources. At December 31, 2001, our management had reached debt settlements with certain related party shareholders whereby $223,000 in notes payable, $68,672 in accrued interest and $209,574 in accrued distributions were satisfied with a total payment of $200 cash, however, we had a working capital deficit of $1,311,498. Current assets consisted of cash of $555 and all of our property and equipment, and furniture and fixtures had been sold, as described above.

Since December 31, 2001, through the use of funds loaned to us by Phacon, we have been able to settle a substantial portion of our outstanding debt. Our president, Kenneth Eaken has been providing us with a location for our offices on a "rent free basis." Following effectiveness of the Merger Agreement, our executive offices will be moved to the executive offices of Phacon.

Mr. Eaken has also been willing to accrue his salary for the time and effort required by the discussions with Phacon, his negotiations for debt settlements, and his oversight and supervision of the preparation of our filings with the Commission. Following the merger, Mr. Eaken will remain as president but details of an employment agreement have not been finalized.

Selected Financial Data of the Company
--------------------------------------

The year end financial data included in the table has been derived from our financial statements included in the Annual Report on Form 10KSB for the year ended December 31, 2001. The financial information for the fiscal years ended December 31, 2001 and 2000 have been examined by Chisholm & Associates, certified public accountants.


                              Year Ended December 31,
                                2001          2000
                              ----------    ----------
Statement of
 Operations Data:

Net Sales                    $   274,987   $   730,210
Cost of Sales                $     5,835   $    17,672
Operating Expenses           $   510,050   $ 2,436,126
Net income (loss)            $   241,704*  $(1,774,868)
Net income (loss)
 per common  share           $      0.02*  $     (0.13)
Weighted Average
 Shares Outstanding           15,872,561    14,061,353

*income recorded due to a one-time gain on disposition of assets of $529,494, which reflects the sale of all of our operating assets due to seizure.


                                Year Ended December 31,
                                  2001          2000
                                ----------    ----------
Balance Sheet Data:

Current Assets                 $       555   $    19,619
Current Liabilities            $ 1,312,053   $(2,115,936)
Work Capital(Deficit)          $(1,311,498)  $(2,096,317)
Property &
 Equipment (net)               $         -   $    41,670
Total Assets                   $       555   $    61,289
Long Term Liabilities          $         -   $         -
Shareholders' Equity (Deficit) $(1,311,498)  $(2,054,647)

Business of Phacon
------------------

All information with respect to Phacon's business activities has been provided by the management of Phacon and is presented herein without independent verification. Phacon has represented that the information is accurate and complete in all material respects. Financial information regarding Phacon has been provided in this Information Statement in the section titled
"Selected Financial Data" below.

Phacon's executive offices are located at 2691 Richter, Suite 124, P.O. Box 19188, Irvine, California 92623 and the telephone number is (949)757-0888. Phacon was formed in August of 2001 to commercialize a proprietary device and proprietary software package that reduces the amount of electricity required to power various indoor lighting devices in commercial buildings, factories, and office structures, as well as outdoor street and parking lot lighting. Phacon's activities to date have included raising capital, developing prototype devices and installing test systems in Canada and Korea, and beginning to establish a marketing and sales distribution network.

Product - The KW Saver
----------------------

The KW Saver is a computer controlled voltage regulation system that consists of control panels containing electrical parts in a free standing enclosure connected between a power line and a building or outdoor electrical lighting circuit. Regardless of the efficiency of the current lighting system, the type of lamp/ballast used, or applications for indoor or outdoor lighting, the KW Saver is intended to be programmable to provide the amount of power that each lighting situation needs to function. The fluctuations (power spikes, drops and surges) inherent in any power supply will be significantly reduced, resulting in a reduction of heat generated within a lighting system, which in turn should enhance lamp/ballast life. The KW Saver is designed to regulate the power, while reducing volts, amps and kilowatts. The KW Saver is intended to include an on-board computer with intelligent software that provides constant control and self-diagnosis and that can be easily accessed directly. The user, or customer, will be able to control, through the software, the amount of savings desired, from 0% to 50%. Phacon intends to manufactures KW Savers of varying sizes and capacities to address differing lighting situations.

Phacon believes the benefits derived from the KW Saver are substantial. These benefits should include reducing the amount of energy required to power lighting systems by up to 50%, while increasing the operating life of lighting bulbs and ballasts which supply power to bulbs within the fixture. The KW Saver will interface with new and or existing lighting panels, ballasts, and lamps without modifications. The KW Saver can provide output voltage stability, reducing spikes and surges while providing protection from lightning strikes, electrical shocks and power interruptions. The KW Saver also is designed to reduce the heat generated by the lighting system through its operation of that system with less electricity used.

Sales and Distribution
----------------------
Phacon is in the process of establishing a national sales network and planning to engage regional distributors to carry and market the KW Saver. Efforts to establish a corporate presence in Asia are also under way either through local distribution channels or through the possible formation of joint venture marketing operations in Japan, China, and Korea.

Competition
-----------

Phacon is not aware of any direct competitors currently offering products comparable to the KW Saver. Phacon anticipates that the principal competitive factors in this emerging industry will be product affordability and flexible technology. Phacon intends to aggressively market its products and hopes to quickly achieve a significant market share which will help it withstand the potential market entry of future competitors.

Phacon believes that there is currently not a product on the market that possesses the features and benefits of the KW Saver. However, there are products in the market offered by companies that Phacon believes are competition to for its KW Saver.

According to the National Lighting Product Information Program's Specifier Report in Volume 6, Number 2 of the September, 1998 issue, most products that compete in the same area of the electric power control market as the KW Saver can be divided into two categories; (1) those products that reduce the power sent to a lighting system to a fixed amount, and (2) those products that pulsate the power sent to a lighting system. Both categories of products can reduce energy costs for lighting. The KW Saver falls into the first category.

The first category of products allows a customer to reduce the amount of power sent to a lighting system in order to achieve a fixed amount of savings. For example, with currently available products in this category, if a customer wanted 3% savings, the product would be set by the product's manufacturer to reduce the amount of power to be sent to the lighting system by 3%. This level, once set, is not adjustable by the customer. By comparison, the KW Saver with its onboard computer software can be programmed to electronically and automatically change the power sent to a lighting system depending on an individual customer's needs and/or changes in the market prices for power. In addition, the software is designed to allow the customer to monitor, operate, and manipulate the KW Saver from a remote location.

The second category of competing products entail systems designed to pulsate the power sent to the lighting systems to achieve power savings. According to the same National Lighting Product Information Program's Specifier Report referenced above, these products pulsate, in effect supplying full power to the lighting systems and then turning the power off and on again so quickly that the lights remain on. However, the report adds that this design, while it may reduce power consumption can also reduce power quality as well as lamp and ballast performance and lifespan. By comparison, Phacon believes the KW Saver will actually enhance lamp and ballast performance and lifespan by reducing the amperage and voltage that powers the lighting systems, reducing heat generation and ballast operating temperatures.

Furthermore, in the face of potentially falling energy prices, the KW Saver will remain an attractive product because of the "soft savings" it provides. Because of the reduced amperage and voltage that powers the lighting systems, and resultant reduction of heat generated, use of the KW Saver will also impact building air conditioning costs by lessening the counterproductive heat generation of the overhead lighting. By enhancing ballast life and providing for remote reprogramming by customers as needed, the KW Saver should also reduce maintenance costs for customers with both indoor and outdoor lighting systems. These "soft savings" are present whether energy costs rise or fall, creating value for the KW Saver in either scenario.

In conclusion, Phacon believes that the KW Saver posses features and benefits beyond any products offered by competitors. By aggressive marketing and continued product development, Phacon believes it can obtain and hold a significant market share even against competitors who likely will have far greater resources and be better financed.


Intellectual Property
---------------------

Patents - Phacon's business is and will be substantially dependent on the licensed proprietary electric conversion technology underlying the KW Saver. Patents covering the technology have been filed in Korea and applications are in preparation for filing in the United States and other key countries.

In preparation for the original Korea filing, the patent reviews by Phacon's intellectual property counsel in Korea indicate that the KW Saver does not infringe on other patents or intellectual property rights. However, in light of technological advances that may be made in products of this type, Phacon regards the value of the protection provided by the patent to be of uncertain duration. Phacon has made improvements to the KW Saver since the patent filing and is continually striving to make synergistic enhancements to the KW Saver technology. Accordingly, Phacon intends to seek patent protection for such technological enhancements to the extent that they are separately patentable. However, the proprietary information may become known to competitors or others may independently develop substantially equivalent or better products that do not infringe on Phacon's proprietary rights.

Copyrights and Trademarks - At this date, Phacon has neither copyrights nor trademarks that require protections.

Manufacturing
-------------
Prototype KW Saver units have been produced in Canada by a consultant company. Phacon intends to begin manufacturing the KW Saver units at its principal facility in Irvine, CA, with most of the component parts supplied by multiple U.S. manufacturers. Phacon continues to engage in contracting with suppliers to arrange additional reliable sources for the supply of parts. All of the components incorporated in the product to date are available from a variety of competitive sources and Phacon does not anticipate having any difficulty in obtaining the necessary components for manufacture of products.

Government Regulation and Compliance with Environmental Laws
------------------------------------------------------------
Phacon is not aware of any government regulation that would affect its product manufacturing or distribution. Phacon's production of its products in no way generate activities or materials that would require special efforts to comply with federal, state or local environmental laws.

Research and Development
------------------------
Phacon intends to continue its product development efforts using in-house staff and consultants as required and as available funds permit. Since inception in August 2001, through December 31, 2001, Phacon spent approximately $400,000 on R&D. Phacon expects to spend up to an additional $1,000,000 in the next twelve months, provided it is able to raise such funds. Currently, Phacon anticipates seeking funds from existing shareholders and outside capital from new investors and/or industry partners. Phacon intends that any expense incurred for research and development of new products will eventually be substantially absorbed by the customers for such new products once brought to market.

Phacon foresees the need to expand the number of employees that will support its future R&D efforts, and has forecasted its projections as part of internal planning procedures. The number and qualification of those employees that Phacon will hire will be carefully managed by the executive officers of Phacon.

Employees
---------
Phacon currently has no employees, although the C.E.O., J. Jehy Lah, and Vice-President, Joshua Kim, have signed management agreements which call for payment of $2,500 per month and $2,000 per month, respectively, for a period of one year, terminable by either party on 30 days notice. Phacon believes it will be able to hire a sufficient number of qualified employees in the local area to meet its current and anticipated needs for the next 12 months.

Sales and Marketing
-------------------
Phacon is in the process of developing a marketing strategy that its management believes will allow it to carve out a solid niche for itself in the electric power control products industry. Its planned product line will be available for a wide range of commercial applications. This range will provide sales opportunities for a broad group of customers.

Phacon intends to promote its products and corporate image through advertising in industry publications and attendance/exhibiting at trade shows and seminars. Phacon personnel will also participate at electric industry specific events. Management expects that these strategies may result in numerous opportunities for Phacon to expose its products to potential customers. Phacon believes that a competitive position in the marketplace will be achieved through the affordability and flexibility of its products for a broad group of customers with indoor or outdoor lighting systems.

Customer Dependence
-------------------
At this time no company or individual account represents more than 5% of annual sales.

Discussion and Analysis of Phacon's Financial Condition and Results of
Operations
----------------------------------------------------------------------
Phacon was formed in July 2001 to commercialize a proprietary device and proprietary software package that reduces the amount of electricity required to power various indoor and outdoor lighting devices. Phacon has had no revenues to date.

Results of Operations
---------------------
Inception (July 18, 2001) through December 31, 2001
---------------------------------------------------
Phacon Corporation is a private California corporation in the development stage. Phacon's activities since its formation have consisted primarily of raising capital, acquiring and developing its technology, and beginning to establish a marketing and sales distribution network. Phacon's management has also been searching for a public company with which to form a business corporation.

At December 31, 2001, Phacon had an operating loss of $522,180. Operating expenses consisted of $405,000 in research and development and $117,180 for general and administrative expenses, for a net loss per share of $0.07, based on a weighted average of 7,563,233 shares outstanding. Following the merger with Lexon and if adequate funding is found, Phacon's management anticipates that operating expenses will increase substantially as research and production staff is hired and sales and marketing operations commence.

Liquidity and Capital Resources
-------------------------------
Phacon's primary source of liquidity has been cash proceeds from the sale of its common stock. Phacon anticipates that it will need to raise significant additional capital to complete development of its technology and bring its existing product to market.

At December 31, 2001, Phacon had working capital of $209,465, consisting of cash of $36,134, a note receivable from a related party of $30,769, and $150,000 cash held in an escrow account. The $150,000 has been transferred to Lexon as part of some bridge financing subsequent to the date of the financial statements included herein.

Cash flows from operating activities consisted of stock issued for services and for the acquisition of technology. Cash used by investing activities consisted of cash paid for property and equipment, cash placed in escrow as described above, and cash loaned to a related party. Cash flows from financing activities consisted of $350,000 from the sale of restricted common stock.

In July 2001, Phacon issued an aggregate of 13,720,000 shares of its restricted common stock to its founders and other individuals and entities that provided services in connection with the formation and initial organization of the company at a price of $0.001 per share.

In August 2001, Phacon completed a private placement to an accredited investor of an aggregate of 2,280,000 shares of its restricted common stock for aggregate proceeds of $570,000. At December 31, 2001, $350,000 had been received by Phacon with the balance due not later than April 30, 2002.

In October, Phacon issued 1,500,000 shares of its restricted common stock valued at $0.25 per share, or a total of $375,000, for the acquisition of technology relating to the regulation and control of electric power to flourescent lighting devices.

Because Phacon has had no operations, has an operating loss and is dependent on financing to continue operations, the report of its auditors contains a going concern qualification. Following the merger with Lexon, Phacon intends to seek debt financing from traditional lending sources, loans from or private sales of its securities to its existing officers, directors, and shareholders, or such other debt or equity offerings that may be available to at that time. Phacon's management believes that the merger with Lexon will enable it to raise funds through the sale of its common stock although it has received no commitments from purchasers. There is no assurance that Phacon will be able to obtain funding when and if needed, or that such funding, if available, can be obtained on terms reasonable or acceptable.

Selected Financial Data of Phacon
---------------------------------
The financial information for the fiscal years ended December 31, 2001 and 2000 have been examined by Chisholm & Associates, certified public accountants.
                           From Inception on
                           July 18, 2001 to
                             December 31,
                                2001
                              ----------
Statement of
 Operations Data:

Net Sales                    $         -
Cost of Sales                $         -
Operating Expenses           $   522,180
Net income (loss)            $  (522,180)
Net income (loss)
 per common  share           $     (0.07)
Weighted Average
 Shares Outstanding            7,563,233

                             From Inception on
                             July 18, 2001 to
                               December 31,
                                   2001
                                ----------
Balance Sheet Data:

Current Assets                 $    36,134
Current Liabilities            $     7,438
Work Capital(Deficit)          $   209,465
Property &
 Equipment (net)               $     7,075
Total Assets                   $   223,978
Long Term Liabilities          $         -
Shareholders' Equity (Deficit) $   216,540

Market Price of Lexon's Common Stock and Dividends
--------------------------------------------------
The following table sets forth, for the respective periods indicated, the prices of our Common Stock in the over the counter market as reported by a market maker for the periods for which this report is being filed. Such over the counter market quotations are based on inter-dealer bid prices, without markup, markdown or commission, and may not necessarily represent actual transactions. On May 24, 2001, our Common Stock was delisted from the NASD'S OTC Bulletin Board (the "OTCBB") for failure to timely file our annual report. Since that date, our stock has been only quoted on the National Quotation Bureau's Pink Sheets. Since filing our past due reports, we have made application to the NASD to obtain relisting on the OTCBB.

                                                   Bid Quotation
                                                   -------------
Fiscal Year 2001                          High Bid              Low Bid
----------------                          --------              -------
Quarter ended 12/31/01                  $ 0.15                $ 0.005
Quarter ended 9/30/01                     $ 0.01                $ 0.01
Quarter ended 6/30/01                     $ 0.12                $ 0.05
Quarter ended 3/31/01                     $ 0.46                $ 0.12

Fiscal Year 2000                          High Bid              Low Bid
----------------                          --------              -------
Quarter ended 12/30/00                    $ 1.37                $ 0.15
Quarter ended 9/30/00                     $ 1.50                $ 0.15
Quarter ended 6/30/00                     $ 2.00                $ 1.50
Quarter ended 3/31/00                     $ 2.75                $ 1.12

Fiscal Year 1999                          High Bid              Low Bid
----------------                          --------              -------
Quarter ended 12/30/99                    $ 5.25                $ 2.00
Quarter ended 9/30/99                     $ 7.00                $ 0.02
Quarter ended 6/30/99                     $ 0.09                $ 0.02
Quarter ended 3/31/99                     $ 0.10                $ 0.02

Since May 2001, when our stock was delisted from the OTCBB, any trading of our common stock has been limited or sporadic.

The number of our shareholders of record March 10, 2002 was approximately 130.

We have not paid any cash dividends to date and do not anticipate paying dividends following the merger with Phacon in the foreseeable future.


Market Price of Phacon's Stock and Dividends
--------------------------------------------

There is not now and there has never been a public market for Phacon's securities. Phacon has not paid any dividends to date and does not intend to pay any dividends following the merger with Lexon in the foreseeable future.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Proforma Balance Sheet
December 31, 2001
(Unaudited)


ASSETS
                                      Lexon                          Proforma
                                   Technologies                    Adjustments
                                     Inc. and         Phacon         Increase        Proforma
                                   Subsidiaries     Corporation     (Decrease)     Consolidated
                                   ------------    ------------    ------------    ------------
CURRENT ASSETS

Cash and cash equivalents         $         555   $      36,134   $           -   $      36,689
Cash held in trust                            -         150,000               -         150,000
Note receivable - related party               -          30,769               -          30,769
                                   ------------    ------------    ------------    ------------
Total Current Assets                        555         216,903               -         217,458
                                   ------------    ------------    ------------    ------------
FIXED ASSETS, NET                             -           7,075               -           7,075
                                   ------------    ------------    ------------    ------------
TOTAL ASSETS                      $         555   $     223,978   $           -   $     224,533
                                   ============    ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable                  $     673,321   $       2,587   $           -   $     675,908
Accounts payable - related party              -           4,851               -           4,851
Accrued expenses                        373,732               -               -         373,732
Notes payable - related parties         265,000               -               -         265,000
                                   ------------    ------------    ------------    ------------
Total Current Liabilities             1,312,053           7,438               -       1,319,491
                                   ------------    ------------    ------------    ------------
STOCKHOLDERS' EQUITY (DEFICIT)

Common stock: 100,000,000 shares
 authorized of $0.001 par value,
 19,087,256 shares issued and
 outstanding                             15,873          17,500         (14,286)         19,087
Additional paid-in capital            1,309,133         941,220          14,286       2,264,639
Subscription receivable                       -        (220,000)              -        (220,000)
Accumulated deficit                  (2,636,504)       (522,180)              -      (3,158,684)
                                   ------------    ------------    ------------    ------------
Total Stockholders' Equity
 (Deficit)                           (1,311,498)        216,540               -      (1,094,958)
                                   ------------    ------------    ------------    ------------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY
  (DEFICIT)                       $         555   $     223,978   $           -   $     224,533
                                   ============    ============    ============    ============





See Summary of Assumptions of Disclosures.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Proforma Statement of Operations
December 31, 2001
(Unaudited)


                                      Lexon                          Proforma
                                   Technologies                    Adjustments
                                     Inc. and         Phacon         Increase        Proforma
                                   Subsidiaries     Corporation     (Decrease)     Consolidated
                                   ------------    ------------    ------------    ------------

NET SALES                         $     274,987   $           -   $           -   $     274,987

COST OF SALES                             5,835               -               -           5,835
                                   ------------    ------------    ------------    ------------
GROSS MARGIN                            269,152               -               -         269,152
                                   ------------    ------------    ------------    ------------
EXPENSES

Selling, general and
 administrative                         501,348         117,180               -         618,528
Research and development                      -         405,000               -         405,000
Depreciation and amortization             8,702               -               -           8,702
                                   ------------    ------------    ------------    ------------
Total Expenses                          510,050         522,180               -       1,032,230
                                   ------------    ------------    ------------    ------------
LOSS BEFORE OTHER INCOME
 (EXPENSE)                             (240,898)       (522,180)              -        (763,078)
                                   ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE)

Interest expense and debt
 issue costs                            (46,892)              -               -         (46,892)
Gain on disposition of assets           529,494               -               -         529,494
                                   ------------    ------------    ------------    ------------
Total Other Income (Expense)            482,602               -               -         482,602
                                   ------------    ------------    ------------    ------------
NET INCOME (LOSS)                 $     241,704   $    (522,180)  $           -   $    (280,476)
                                   ============    ============    ============    ============











See Summary of Assumptions of Disclosures

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Summary of Assumptions and Disclosures

NOTE 1 -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Business Organization

The accompanying proforma financial statements are prepared to present the acquisition of Phacon Corporation by Lexon Technologies, Inc. to aid the user in understanding the acquisition. The proforma balance sheet is presented as though the acquisition took place on December 31, 2001 and the statement of operations as though the acquisition took place January 1, 2001. On April 14, 2002, Lexon Technologies, Inc. (Lexon) entered into a merger agreement to acquire 100% of the outstanding stock of Phacon Corporation by issuing 17,500,000 post-split shares of common stock. As part of the agreement, Lexon is to effect a 1-for-10 reverse stock split. In addition, the acquired shares of Phacon will be entirely canceled leaving Lexon as the surviving entity.

The financial statement of Lexon Technologies, Inc. include its wholly-owned subsidiary, Chicago Map Corporation. Lexon was incorporated under the laws of the State of Delaware on April 20, 1989.

Phacon Corporation (Phacon) was organized under the laws of the State of California on July 18, 2001. The Company is involved in the development of fluorescent dimming technology and is currently in the development stage.

b.  Proforma Adjustments

The proforma financial statements have been prepared as though the acquisition of Phacon Corporation by Lexon Technologies, Inc. occurred on January 1, 2001.

1) Additional paid-in capital (Lexon)                    $    14,286
   Common stock (Lexon)                                      (14,286)
                                                          ----------
                                                         $         -
                                                          ==========

To record the 1 for 10 reverse stock split of Lexon Technologies, Inc..

2) Common stock (Lexon)                                  $    17,500
   Common stock (Phacon)                                     (17,500)
                                                          ----------
                                                         $         -
                                                          ==========

To record the acquisition of Phacon Corporation through the issuance of 17,500,000 shares of common stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
-------------------------------------------------
Our Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in connection therewith, directors, officers, and beneficial owners of more than 10% of our Common Stock are required to file on a timely basis certain reports under
Section 16 of the Exchange Act as to their beneficial ownership of our Common Stock. We believe to the best of our knowledge that under the SEC's rules for reporting of securities transactions by directors and executive officers, all required reports for its fiscal year ended December 31, 2001 were timely filed.


                     ITEM 10.  EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation paid or accrued to our chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such periods (as determined at December 31, 2001, the end of our last completed fiscal year for which this report is being filed):

                                                             Long Term Compensation
                                                             ----------------------

                     Annual Compensation                    Awards       Payouts
                                                Other      Restricted
Name and                                        Annual      Stock     Options  LTIP    All other
Principal Position Year  Salary       Bonus($) Compensation Awards   /SARs    Payout Compensation
------------------ ----  ------       -------- ------------ ------   -------  ------  ----------
Ken Eaken           2001  $125,000*     -0-       -0-         -0-      -0-      -0-       -0-
C.E.O. 9/00         2000  $121,160*     -0-       -0-         -0-      -0-      -0-       -0-

Anthony Perino      2001  $ -0-         -0-       -0-         -0-      -0-      -0-       -0-
C.E.O. 2/00 to 9/00 2000  $ -0-         -0-       -0-         -0-      -0-      -0-       -0-

Steven Peskaitis    2001  $35,000**     -0-       -0-         -0-      -0-      -0-       -0-
C.E.O. to 2/00      2000  $65,400**     -0-       -0-         -0-      -0-      -0-       -0-
                    1999  $76,800**     -0-       -0-         -0-    456,996    -0-       -0-

Paris Karahalios    2001  $ 60,000***   -0-       -0-         -0-      -0-      -0-       -0-
Vice-president      2000  $120,000***   -0-       -0-         -0-      -0-      -0-       -0-
                    1999  $ 95,000***   -0-       -0-         -0-    743,000    -0-       -0-

*    Includes $83,328 of accrued compensation in 2001 and $31,936 in 2000.
**   Includes $17,500 of accrued compensation in 2001, $15,600 in 1999 and $21,650 in 2000.
***   Includes $30,000 of accrued compensation in 2001, $5,000 in 1999 and $32,500 in 2000.


Bonuses and Deferred Compensation
---------------------------------
Accrued compensation in the table above reflects salary accrued but not paid.

Employment Agreements
---------------------
Ken Eaken signed an employment contract in February 2000 which was amended September 2000 upon his appointment as Chief Executive Officer. The contract was for a term of three years, automatically renewing for additional one year terms subject to thirty days notice of termination. At March 2002, the date this report is being filed, this agreement is the only employment agreement still outstanding, calling for annual compensation of $125,000, and expiring in April 19, 2003. Following the merger with Phacon, Mr. Eaken will remain as president but details of an employment agreement have not been finalized.

Compensation Pursuant to Plans
------------------------------
None.

Pension Table
-------------
Not Applicable.

Other Compensation
------------------
None.

Compensation of Directors
-------------------------
None.

Termination of Employment and Change of Control Arrangement
-----------------------------------------------------------
Ken Eaken's employment agreement includes a termination provision which calls for 30 days notice of termination and the payment of the balance of his salary for the effective term as a severance. Otherwise, there are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in the Executive Compensation set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with us or our subsidiary, or any change in our control, or a change in the person's responsibilities following a change in our control.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 10, 2002 the name and address and the number of shares of our Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of our Common Stock, and the name and shareholdings of each director and of all officers and directors as a group. In this table, beneficial ownership numbers and calculation of % of class do not include any outstanding options and warrants, although those individuals who would be 5% owners assuming exercise of outstanding options and warrants are included. Currently exercisable options and warrants are indicated in the footnotes following the table. The table also indicates the number of shares and percent of class to be held following the acquisition by each person appointed as a director following the merger with Phacon, after giving effect to the 1-for-10 reverse split of our Common Stock and the issuance of 17,500,000 post-split shares to the Phacon shareholders. The number of shares of our Common Stock issued and outstanding following the effectiveness of the merger will be approximately 19,087,257.

                            Prior to Reorganization   After Reorganization (B)
                            -----------------------   ------------------------
Principal Shareholders      Number of      Percent    Number of       Percent
Name and Address            Shares(A)      of Class   Shares(A)       of Class
----------------------      ------------   --------   ------------    --------
Anthony Perino              5,549,800         34.96     554,980(1)        2.91
720 Plainfield Rd., #200
Willowbrook, IL 60521

Stanley Peskaitis           1,227,100          7.73     122,710(2)        0.64
11944 Pine Ave.
Lemont, IL 60439

Steven J. Peskaitis           774,600          4.88      77,460(3)        0.40
609 Coneflower Dr.
Romeoville, IL 60446

Paris Karahalios              730,800          4.60      73,080(4)        0.38
10 Ashford Lane
Andover, MA 01810

Kenneth J. Eaken              100,100          0.63      10,010(5)        0.05
12131 Drujon Ln
Dallas, TX 75244

David Schulz                  730,800          4.60      73,080(6)        0.38
64 Heather Row
Tewksbury, MA 01876

Miller Capital Group          999,999          6.30     100,000(7)        0.52
4909 East McDowell Rd.
Phoenix, AZ 85008

Current Officers and Directors
------------------------------
Kenneth J. Eaken,                       - see above -
 President and C.E.O.

Steven J. Peskaitis,                    - see above -
 Vice-president
                           ----------         -----       -------        ----
Officers and Directors        874,700          5.51        87,470        0.45
                           ==========         =====       =======        ====

Ownership of Officers and
Directors following merger
--------------------------
J. Jehy Lah                      -              -       7,595,000(8)    39.79
Joshua Kim                       -              -       2,000,000       10.48
Ben Hwang                        -              -       2,000,000       10.48
Kyu Hong Hwang                   -              -       2,280,000       11.95
Hieronim Teresinski              -              -       1,500,000        7.85
Kenneth Eaken                 100,100          0.63        10,010        0.05
                           ----------         -----    ----------       -----
All Directors
 as a Group (6 Persons)       100,100          0.63    15,385,010       80.60
                           ==========         =====    ==========       =====
--------------------------------
(A) All shares are owned directly or indirectly, beneficially and of record and the shareholder has sole voting, investment and dispositive power.

(B) Gives effect to the 1-for-10 Reverse Split.

(C) Options and warrants below are listed after giving effect to the 1-for-10 reverse split.

(1) includes 149,800 shares held in the Perino Trust of which Mr. Perino may be considered to exercise beneficial ownership.

(2) Stanley Peskaitis also holds options for the purchase of 5,250 shares at $12.50 per share and 27,500 shares at $28.00 per share, exercisable until 7/21/09.

(3) Steven Peskaitis also holds options for the purchase of 8,050 shares at $5.00 per share, and 37,650 shares at $28.00 per share, exercisable until 7/21/09.

(4) Paris Karahalios also holds options for the purchase of 11,550 shares at $5.00 per share, and 62,750 shares at $28.00 per share, exercisable until 7/21/09.

(5) Kenneth Eaken also holds options for the purchase of 11,550 shares at $5.00 per share, and 62,750 shares at $28.00 per share, exercisable until 7/21/09.

(6) David Schulz also holds options for the purchase of 5,250 shares at $12.50 per share, and 28,500 shares at $28.00 per share, exercisable until 7/21/09.

(7) Miller Capital Group also holds warrants for the purchase of 2,500 shares at $25.00 per share, exercisable until 8/10/04.

(8) Includes 4,000,000 shares held in the entity name PAC 21C, and 3,595,000 shares held in the entity name JSL Group in each of which Mr. Lah is a principal.

            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as indicated below, and for the periods indicted, there were no material transactions, or series of similar transactions, since the beginning of our fiscal year ended December 31, 2001, or any currently proposed transactions, or series of similar transactions, to which we are a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

LEXON
-----

In December 2001, we settled debt to Steve Peskaitis and Stan Peskaitis, whereby $223,000 in notes payable, $68,672 in accrued interest and $209,574 in accrued distributions were satisfied with payment of $200. See Note 10 to the financial statements.

In March 2002, we settled debt to Anthony Perino whereby $115,000 advanced to us was satisfied with payment of $100.

In April 2002, we settled debt to Paris Karahalios and David Schulz whereby $105,722 in wages payable were satisfied with payment of $200.


PHACON
------

In July 2001, Phacon entered into a Management Agreement with J. Jehy Lah, its C.E.O. and a director, for a term of 1 year, terminable on 30 days notice by either party, under which Mr. Lah receives cash compensation of $2,500 per month. Under the agreement, Mr. Lah also sub-leases office space to Phacon for which Phacon pays $2,000 per month.

In July 2001, Phacon entered into a Management Agreement with Joshua Kim, its Vice-president and a director, for a term of 1 year, terminable on 30 days notice by either party, under which Mr. Kim receives cash compensation of $2,000 per month. Under the agreement, Mr. Kim also sub-leases office space to Phacon for which Phacon pays $1,000 per month.

In October 2001, Phacon acquired certain technology from Hieronim Teresinski who subsequently became a director, by issuing to Mr. Teresinski 1,500,000 shares of Phacon's restricted common stock valued at $0.25 per share, or $375,000, pursuant to an Assignment of Technology. In addition, Phacon entered into a Consulting Agreement with Electronic Structures, a Canadian corporation of which Mr. Teresinski is a principal, calling for the payment of $10,000 per month for 3 months for further development of the technology subject to the Assignment of Technology.

                               LEGAL MATTERS

Effective July 25, 2001, certain secured creditors holding past due promissory notes totaling $570,000 exercised their rights pursuant to a Security Agreement dated November 18, 1999, to take possession of our assets and to sell such assets at a private or public sale. A public sale was held on August 14, 2001 at which time, the secured creditors acquired the essentially all of our assets in lieu of the outstanding note totaling $570,000. Since the seizure and sale of our assets, we have had no operations and have been negotiating settlements with our remaining creditors.


                                 OTHER MATTERS

None.

                                         LEXON TECHNOLOGIES, INC.
                                         By order of the Board of Directors


                                         /S/ Kenneth J. Eaken, President


Dallas, Texas
April 24, 2002

INDEPENDENT AUDITORS' REPORT


The Board of Directors
Lexon Technologies, Inc. and Subsidiary


We have audited the accompanying consolidated balance sheet of Lexon Technologies, Inc. and Subsidiary as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lexon Technologies, Inc. and Subsidiary as of December 31, 2001, and the consolidated results of their operations and their cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the consolidated financial statements, the Company has minimal assets and has suffered recurring losses to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/Chisholm & Associates

Chisholm & Associates
North Salt Lake, Utah
March 25, 2002

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Balance Sheet

ASSETS


                                                                 December 31,
                                                                     2001
                                                                 ------------
CURRENT ASSETS
 Cash                                                           $         555
                                                                 ------------
   Total Current Assets                                                   555
                                                                 ------------
TOTAL ASSETS                                                    $         555
                                                                 ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Accounts payable                                               $     673,321
 Accrued interest                                                      42,067
 Accrued wages                                                        324,386
 Other accrued expenses                                                 7,279
 Notes payable, related parties                                       265,000
                                                                 ------------
   Total Current Liabilities                                        1,312,053
                                                                 ------------
STOCKHOLDERS' EQUITY (DEFICIT)

 Common stock, par value $0.001 per share; authorized
  100,000,000 shares; issued and outstanding 15,872,561
  shares                                                               15,873
 Additional paid-in capital                                         1,309,133
 Accumulated deficit                                               (2,636,504)
                                                                 ------------
   Total Stockholders' Equity (Deficit)                            (1,311,498)
                                                                 ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)            $         555
                                                                 ============








The accompanying notes are an integral part of these consolidated financial statements.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Operations


                                                             For the
                                                           Year Ended
                                                           December 31,
                                                         2001         2000
                                                      ----------   ----------
NET SALES                                            $   274,987  $   730,210

COST OF SALES                                              5,835       17,672
                                                      ----------   ----------
GROSS MARGIN                                             269,152      712,538
                                                      ----------   ----------
EXPENSES
 Selling, general and administrative                     501,348    1,897,185
 Research and development                                      -      458,835
 Depreciation and amortization                             8,702       80,106
                                                      ----------   ----------
   Total Expenses                                        510,050    2,436,126
                                                      ----------   ----------
(LOSS) BEFORE OTHER INCOME (EXPENSE)                    (240,898)  (1,723,588)
                                                      ----------   ----------
OTHER INCOME (EXPENSE)
 Interest income                                               -          457
 Interest expense and debt issue costs                   (46,892)    (167,871)
 Loss on disposition of assets                           529,494      (70,808)
 Debt forgiveness                                              -       36,942
 Other income                                                  -      150,000
                                                      ----------   ----------
   Total Other Income (Expense)                          482,602      (51,280)
                                                      ----------   ----------
INCOME (LOSS) BEFORE INCOME TAXES                        241,704   (1,774,868)

INCOME TAXES                                                   -            -
                                                      ----------   ----------
NET INCOME/(LOSS)                                    $   241,704  $(1,774,868)
                                                      ==========   ==========
BASIC (LOSS) PER COMMON SHARE                        $      0.02  $     (0.13)
                                                      ==========   ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING            15,872,561   14,061,353
                                                      ==========   ==========




The accompanying notes are an integral part of these consolidated financial statements.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Stockholders' Equity (Deficit)

                                                                                                      Total
                                                                        Additional                 Stockholders'
                                                 Common Stock            Paid-In     Accumulated      Equity
                                              Shares        Amount       Capital       Deficit       (Deficit)
                                            ----------    ----------    ----------    ----------    ----------

Balance, December 31, 1999                  12,441,561        12,442        68,119    (1,103,340)   (1,022,779)

Issuance of common stock for cash            2,301,000         2,301       458,199             -       460,500

Issuance of common stock for services
 through exercise of options                 1,030,000         1,030       256,470             -       257,500

Issuance of common stock in lieu
 of interest                                   100,000           100        24,900             -        25,000

Net loss for the year ended
 December 31, 2000                                   -             -             -    (1,774,868)   (1,774,868)
                                            ----------    ----------    ----------    ----------    ----------
Balance, December 31, 2000                  15,872,561        15,873       807,688    (2,878,208)   (2,054,647)

Contribution by shareholders (debt
 forgiveness)                                        -             -       501,445             -       501,445

Net income for the year ended
 December 31, 2001                                   -             -             -       241,704       241,704

                                            ----------    ----------    ----------    ----------    ----------
Balance, December 31, 2001                  15,872,561   $    15,873   $ 1,309,133   $(2,636,504)  $(1,311,498)
                                            ==========    ==========    ==========    ==========    ==========



The accompanying notes are an integral part of these consolidated financial statements.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows

                                                             For the
                                                            Year Ended
                                                            December 31,
                                                         2001         2000
                                                      ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net (loss)                                          $   241,704  $(1,774,868)
 Adjustments to reconcile net (loss) to net cash
  (used in) operating activities:
  Depreciation and amortization                            8,702       80,106
  Bad debts                                                    -        7,500
  Debt issue costs                                             -       38,442
  Costs expensed as research and development                   -      458,835
  Debt forgiveness                                             -      (36,942)
  Exercise of stock options for services                       -      257,500
  Stock issued as interest cost                                -       25,000
  (Gain) loss on disposition of assets                  (529,494)      70,808
 Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable              13,605       (2,093)
  (Increase) decrease in inventories                           -        1,656
  (Increase) decrease in prepaid expenses                      -       12,570
  (Increase) decrease in deferred charges and deposits         -       90,202
  Increase (decrease) in accounts payable and
   accrued expenses                                      294,819      550,725
                                                      ----------   ----------
   Net Cash (Used in) Operating Activities                29,336     (220,559)
                                                      ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sale of fixed assets                            -       61,390
 Capital expenditures                                          -      (11,184)
 Payment of computer software costs                            -     (179,323)
                                                      ----------   ----------
   Net Cash (Used in) Investing Activities                     -     (129,117)
                                                      ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from issuance of notes payable                       -            -
 Advance from shareholder                                      -      115,000
 Principal payments under capital lease obligation             -      (64,843)
 Principal payments under related party notes payable     (5,000)    (175,000)
 Proceeds from issuance of common stock                        -      460,500
 Cash lost in asset seizure                              (30,654)           -
                                                      ----------   ----------
   Net Cash (Used in) Provided by
    Financing Activities                              $  (35,654) $   335,657
                                                      ----------   ----------




The accompanying notes are an integral part of these consolidated financial statements.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows (Continued)


                                                              For the
                                                            Year Ended
                                                            December 31,
                                                         2001         2000
                                                      ----------   ----------
NET (DECREASE) IN CASH                               $    (6,318) $   (14,019)

CASH AT BEGINNING OF YEAR                                  6,873       20,892
                                                      ----------   ----------
CASH AT END OF YEAR                                  $       555  $     6,873
                                                      ----------   ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION

 Cash paid for:
  Interest                                           $    20,658  $    43,143
  Income Taxes                                       $         -  $         -

NON-CASH INVESTING AND FINANCING ACTIVITIES
 Common stock issued in lieu of debt                 $         -  $    25,000
 Forgiveness of debt by shareholders                 $   501,445  $         -








The accompanying notes are an integral part of these consolidated financial statements.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2001 and 2000

NOTE 1 -SUMMARY OF ACCOUNTING POLICIES

a.  Organization

The consolidated financial statements presented are those of Lexon Technologies, Inc. (Lexon) and its wholly-owned subsidiary, Chicago Map Corporation (CMC). Collectively, they are referred to herein as the "Company". Lexon was incorporated under the laws of the State of Delaware on April 20, 1989 under the name of California Cola Distributing Company, Inc. The name was later changed to Rexford, Inc. on October 1, 1992.

On July 21, 1999, Lexon acquired all of the issued and outstanding common stock of CMC in exchange for 10,500,000 shares of common stock. The shares issued in the acquisition resulted in the owners of CMC having operating control of Lexon immediately following the acquisition. Therefore, for financial reporting purposes, CMC is deemed to have acquired Lexon in a reverse acquisition accompanied by a recapitalization. The surviving entity reflects the assets and liabilities of Lexon and CMC at their historical book values and the historical operations of the Company are those of CMC. The issued common stock is that of Lexon and the accumulated deficit is that of CMC. The statements of operations include the operations of CMC for the years ended December 31, 2001 and 2000 and the operations of Lexon from July 21, 1999 (date of acquisition) through December 31, 2001.

Effective July 25, 2001, certain secured creditors holding past due promissory notes totaling $570,000 exercised their rights pursuant to a Security Agreement dated November 18, 1999, to take possession of the assets of the Company and to sell such assets at a private or public sale. A public sale was held on August 14, 2001 at which time, the secured creditors acquired the assets of the Company in lieu of the outstanding note totaling $570,000.
Since July 2001, the Company has had no operations and has been negotiating with the remaining creditors.

Effective July 21, 1999, the name of the Company was changed from Rexford, Inc. to Lexon Technologies, Inc.

Prior to the seizure, the Company created digital map technologies which provided for the design and development of advanced geographic and mapping software applications for institutional, governmental, corporate and public consumers throughout the world.

On March 12, 1999, CMC acquired certain assets of TRIUS, Inc. for $62,300 in cash and 2,198 shares of common stock of CMC. The principal business of TRIUS, Inc. was the development of computer software technologies.

b.  Accounting Methods

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2001 and 2000

NOTE 1 -SUMMARY OF ACCOUNTING POLICIES (Continued)

c.  Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

d.  Principles of Consolidation

The consolidated financial statements include the accounts of Lexon Technologies, Inc. and its wholly-owned subsidiary, Chicago Map Corporation. All material intercompany accounts and transactions have been eliminated in the consolidation.

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

f.  Basic (Loss) Per Share

The computations of basic (loss) per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements. Common stock equivalents, consisting of stock options and warrants, have not been included in the calculation as their effect is antidilutive for the periods presented.
                                                      December 31,
                                                    2001         2000
                                                 ----------   ----------
Numerator - income (loss)                       $   241,704  $(1,774,868)

Denominator - weighted average number of
 shares outstanding                              15,872,561   14,061,353
                                                 ----------   ----------
Income/(Loss) per share                         $      0.02  $     (0.13)
                                                 ==========   ==========

Fully diluted EPS - December 31, 2001

Numerator - net income                          $   241,704

Denominator:
 Weighted average shares of stock                15,872,561
 Options outstanding                                389,096
 Warrants outstanding                                75,000
                                                 ----------
 Weighted average - fully diluted                19,766,657
                                                 ----------
 Fully diluted EPS                              $      0.01
                                                 ==========

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2001 and 2000

NOTE 1 -SUMMARY OF ACCOUNTING POLICIES (Continued)

g.  Property and Equipment

Property and equipment is recorded at cost. Major additions and improvement are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale. Depreciation is computed using the straight-line method over the estimated useful life of the assets as follows:

   Description               Estimated Useful Life
   -----------               ---------------------
   Leasehold improvements          40 years
   Furniture and fixtures          5 to 7 years
   Equipment                       3 to 5 years

Depreciation expense for the years ended December 31, 2001 and 2000 was $8,702 and $34,339, respectively.

h.  Computer Software Costs

Costs related to the purchase and development of computer software are capitalized from the time technological feasibility is established until the software is ready for use. Upon the general release of the software to consumers, capitalized costs are amortized on a straight-line basis over the estimated economic life of the software, generally twenty-four months. Amortization expense charged to income for the year ended December 31, 1999 was $60,532. It was determined by management at December 31, 2000, that the capitalized computer software costs did not have any remaining future value and management had no immediate use for the software. Accordingly, at December 31, 2000, the capitalized costs were charged to income as research and development costs.

i.  Debt Issue Costs

Expenses related to the issuance of notes payable are amortized on a straight-line basis over the term of the notes. Debt issue costs charged to income was $38,442 and $27,458 in 2000 and 1999, respectively.

j.  Revenue Recognition

The Company records sales and related profits as products are shipped. Revenue from licensing of software is based on sales of copies of software products in accordance with distribution agreements with licensed developers and recognized as licensing fees accrue. Revenue for post-contract customer support, upgrades and enhancements is recognized ratably over the term of the related agreements, which in most cases is one year.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2001 and 2000


NOTE 1 -SUMMARY OF ACCOUNTING POLICIES (Continued)

k.  Income Taxes

Prior to July 2, 1999, CMC had elected S corporation status for income tax purposes. Under this election, the Company was not liable for federal income taxes, but was liable for certain state income and replacement taxes. Federal taxable income and tax credits flows through to the stockholders to be reported on their individual income tax returns. Upon acquisition by Lexon, CMC terminated its S corporation election.

l.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

m.  Other Income

During the year ended December 31, 2000, the Company was awarded a settlement of $150,000 on a previously filed lawsuit. Attorney fees and costs were paid out of the proceeds of the settlement and the remaining cash was received during May 2000.

NOTE 2 -NOTES PAYABLE - RELATED PARTIES

Notes payable - related parties at December 31, 2001 consisted of the following:

Promissory note originally due on March 26, 2000 with
 interest payable at maturity at 12%, currently in default.     $   100,000

Promissory note with stockholder and officer, due on
 demand, non-interest bearing, unsecured.                           115,000

Promissory notes with stockholders and employees originally
 due on various dates through April 29, 2000.  Interest
 at 12% is payable at maturity, currently in default.                50,000
                                                                 ----------
                                                                 $  265,000
                                                                 ----------

The promissory notes originally due on August 1, 2000 were secured by all of the assets of the Company, the common stock of CMC, and the guarantees of CMC and an officer of the Company. On July 25, 2001, the note holders seized the remaining Company's assets in lieu of the $570,000.

The remaining notes payable due to related parties were subsequently settled for $5,100 in cash and 250,000 shares of common stock (see Note 12).

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2001 and 2000

NOTE 3 -CAPITAL LEASE OBLIGATIONS

During the year ended December 31, 2000, the Company entered into settlement agreements on their capital lease debts paying a total of $58,000 resulting in a gain on debt release of $36,942. The corresponding leased assets were then sold to a related party for a total of $61,390 resulting in a loss on the disposition of assets of $42,932.

NOTE 4 -REVERSE STOCK SPLIT

On July 20, 1999, the stockholders of Lexon approved a one-for-seventy reverse stock split whereby the issued and outstanding shares of common stock of the Company were reduced from 70,000,000 to 1,000,081. The reverse stock split did not affect the authorized shares of common stock of the Company.

NOTE 5 -2000 NON-QUALIFIED STOCK OPTION PLAN

On September 14, 2000, the Company adopted a 2000 Non-Qualified Stock Option Plan (the "Plan") under which options to acquire stock of the Company may be granted from time to time to employees and consultants of the Company or its subsidiaries. Under the Plan, a total of 2,500,000 shares of common stock may be subject to, or issued pursuant to, options granted under the terms of the Plan. The exercise price of each option issued under the Plan shall be determined by the Board of Directors on the date of grant. The Board also determines the term, restrictions on vesting and exercise dates although the term cannot exceed 5 years.

Pursuant to the Plan, the Company issued a total of 1,345,000 options to a consultant of the Company during the year ended December 31, 2000. The options are exercisable at $0.25 per share and expire on September 12, 2002. A total of 1,030,000 of the granted options were also exercised during 2000 for a total of $257,500.

NOTE 6 -STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation expense for stock-based employee compensation at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method described in Accounting Principles Board Opinion
(APB) No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under APB No. 25, compensation expense is measured as the excess of market price over the price the employee must pay to acquire the stock on the grant date.

During 2000, the Company issued an additional 1,345,000 stock options pursuant to the 2000 Non-Qualified Stock Option Plan (Note 5). The options were granted at market price and, as a result, no compensation expense was recognized in 2000. The weighted average exercise price of the options was $0.25 per share. A total of 1,030,000 options were exercised during 2000 for a total of $257,500. The weighted average life of the options outstanding at December 31, 2000 was 7.81 years.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2001 and 2000


NOTE 6 -STOCK-BASED COMPENSATION (Continued)

No stock options were granted during 2001, and no options were exercised . There were also no expirations.

Proforma information regarding net income (loss) and earnings per common share is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock options under the fair value method defined in that statement. The weighted average fair value of stock options granted during 2001 and 2000 was $0.00 and $0.18 per share, respectively. The fair value of the stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.08%, dividend yield of 0%, expected volatility factor of 10%, and an expected life of 2-10 years. The Company's proforma information for 2001 and 2000 follows:

2001                                            Proforma     As Reported
----                                           ----------    -----------
Net Income                                    $   241,704   $    241,704
Loss per common share
   Basic                                             0.02           0.02
   Diluted                                           0.01           0.01

2000
----
Net loss                                      $(2,016,968)  $ (1,774,868)
Loss per common share
   Basic                                            (0.14)         (0.13)
   Diluted                                          (0.14)         (0.13)

These proforma amounts may not be representative of the effects of such disclosure in future years.

NOTE 7 -STOCK PURCHASE WARRANTS

In connection with the issuance of notes payable during 1999, the Company issued stock purchase warrants to note holders that are convertible into shares of common stock. Each warrant represents the right to purchase one share of the Company's common stock.

In connection with the issuance of common stock during 2000, the Company issued 4,250,000 additional stock purchase warrants to shareholders that are convertible into shares of common stock at exercise prices ranging from $0.25 to $0.50 per share. In addition, a total of 2,700,000 stock purchase warrants expired during 2000, and 2,496,000 warrants expired in 2001.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2001 and 2000

NOTE 7 -STOCK PURCHASE WARRANTS

Stock purchase warrants outstanding at December 31, 2001 consist of the following:

Warrants convertible at an exercise price
 of $2.50 per share with expiration dates
 of August 2004.                                          75,000
                                                        --------
          Total                                           75,000
                                                        ========

NOTE 8 -EMPLOYEE BENEFIT PLAN

During 1999, the Company implemented a defined contribution plan pursuant to
Section 401(k) of the Internal Revenue Code. The plan covers all employees meeting eligibility and service requirements. Eligible participants may elect salary deferral contributions up to 15% of compensation, or the maximum amount allowed under the Internal Revenue Code. The plan does not provide for discretionary matching contributions by the Company.

NOTE 9 -INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of the Company's assets and liabilities. Measurement of deferred tax assets and liabilities is based upon the provisions of enacted tax laws and the effects of future changes in tax laws or rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

At December 31, 2001, the Company had net operating loss carryforwards of approximately $2,600,000 that may be offset against future taxable income through 2020. No tax benefit has been reported in the consolidated financial statements as the Company believes there is a 50% or greater chance the net operating loss carryforwards will expire unused. Accordingly, the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

                                           For the Years Ended
                                              December 31,
                                            2001        2000
                                        ----------   ----------
Income tax benefit at statutory rate   $ 1,014,000  $ 1,052,000
Change in valuation allowance           (1,014,000)  (1,052,000)
                                        ----------   ----------
                                       $         -  $         -
                                        ==========   ==========

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2001 and 2000

NOTE 9 -INCOME TAXES (Continued)

Income Tax expense is calculated as follows at December 31, 2001:

Current Tax Expense                     $   77,500
Deferred Tax Benefit                       (77,500)
                                         ---------
Net Income Tax Expense                  $        -
                                         =========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 10 -RELATED PARTY TRANSACTIONS

On December 31, 2001, the Company settled debt to shareholders of the Company, whereby $223,000 in notes payable, $68,672 in accrued interest and $209,574 in accrued distributions were satisfied with payment of $200. The debt forgiveness was recorded as a contribution to paid-in capital, due to the shareholder relationship.

Effective September 12, 2000, the Company entered into a consulting agreement with a related party to oversee certain corporate matters. The consulting period was on an as needed basis but not less than twelve months. As additional compensation to the consultant, the Company granted a total of 1,345,000 options to purchase shares of common stock at $0.25 per share exercisable for a two-year period. Pursuant to APB No. 25, no compensation expense was recorded by the Company for the options granted as the options were granted at the current market price.

On September 20, 2000, the consultant exercised 400,000 of the stock options by submitting an invoice to the Company totaling $100,000 for services to be rendered pursuant to the consulting agreement. An additional invoice was submitted by the consultant on September 21, 2000 for services to be rendered in connection with website development totaling $87,500. An additional
350,000 options were exercised pursuant to the second invoice for $87,500.   A
third invoice was submitted by the consultant on November 20, 2000 for investor relations and website development totaling $70,000. An additional 280,000 options were exercised pursuant to the third invoice for $70,000. It was determined by management of the Company that no additional services were provided by the consultant to the Company subsequent to December 31, 2000. Accordingly, the entire $257,500 was charged to income for the year ended December 31, 2000.

On September 18, 2000, the Company entered into, a separate Development Licensing Agreement (the "Agreement") with the same related party. Pursuant to the Agreement, the Company was to receive $87,500 as a one-time non-exclusive license fee allowing the related party to use the Internet MapMania SDK on up to six web servers.

The Company has also entered into an employment agreement with its President for annual compensation of $125,000, expiring on April 19, 2003.

LEXON TECHNOLOGIES, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2001 and 2000

NOTE 11 -GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $2,636,504 at December 31, 2001. The Company has a working capital deficit of approximately $1,311,498 and limited internal financial resources. These factors combined, raise substantial doubt about the Company's ability to continue as a going concern. The Company's assets were entirely seized in August 2001 as described in Note 1. Through some additional funding in early 2002, the Company has been able to settle a large majority of its outstanding debt (Note
12). The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 12 -SUBSEQUENT EVENTS

Subsequent to December 31, 2001, the following significant events occurred:

1. Settlement agreements were entered into with various creditors as follows:

                                    Original Amount
Description                             Of Debt        Settlement Amount
-----------                          --------------    -----------------
Notes payable - related parties
 and accrued interest               $       307,067   $5,100 plus 250,000
                                                      shares of common stock
                                                      valued at $2,000

Accrued wages                       $         8,500   $850

Accounts payable                    $       331,742   $58,724 plus 400,000
                                                      shares of common stock
                                                      valued at $3,200

2. The Company entered into a Bridge Loan ("Loan") with a corporation for a total of $200,000, which may be convertible into 25,000,000 shares of the Company's outstanding common stock upon occurrence of certain events. The Company has received $150,000 of the $200,000 as of the date of our audit report which has been used for various settlement agreements and ongoing legal and accounting services. Interest accrues on the loan at 4.5% per annum.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Phacon Corporation

We have audited the accompanying balance sheet of Phacon Corporation as of December 2001 and the related statements of operations, stockholders' equity and cash flows from inception on July 18, 2001 through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phacon Corporation as of December 31, 2001 and the results of its operations and cash flows from inception on July 18, 2001 through December 31, 2001 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company's operating loss and lack of working capital raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Chisholm & Associates
North Salt Lake, Utah
April 10, 2001

PHACON CORPORATION
(A Development Stage Company)
Balance Sheet


ASSETS

                                                         December 31,
                                                            2001
                                                         ------------
CURRENT ASSETS

 Cash in checking                                       $      36,134
 Cash in escrow                                               150,000
 Note receivable - related party                               30,769
                                                         ------------
   Total Current Assets                                       216,903
                                                         ------------
PROPERTY AND EQUIPMENT, NET                                     7,075
                                                         ------------
TOTAL ASSETS                                            $     223,978
                                                         ============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

 Accounts payable - related party                       $       4,851
 Accounts payable                                               2,587
                                                         ------------
   Total Current Liabilities                                    7,438
                                                         ------------
STOCKHOLDERS' EQUITY

 Common stock, authorized
  20,000,000 shares of $0.001 par value,
  issued and outstanding 17,500,000                            17,500
 Additional paid-in capital                                   941,220
 Subscription receivable                                     (220,000)
 Deficit accumulated during the development stage            (522,180)
                                                         ------------
   Total Stockholders' Equity                                 216,540
                                                         ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $     223,978
                                                         ============





The accompanying notes are an integral part of these financial statements.

PHACON CORPORATION
(A Development Stage Company)
Statement of Operations


                                                            From
                                                        Inception on
                                                           July 18,
                                                        2001 Through
                                                        December 31,
                                                             2001
                                                         ------------
REVENUES                                                $           -
                                                         ------------
EXPENSES

 Research and development                                     405,000
 General and administrative expenses                          117,180
                                                         ------------
   Total Expenses                                             522,180
                                                         ------------
NET OPERATING LOSS                                           (522,180)
                                                         ------------
NET LOSS                                                $    (522,180)
                                                         ============
NET LOSS PER SHARE                                      $       (0.07)
                                                         ============
WEIGHTED AVERAGE SHARES OUTSTANDING                         7,563,233
                                                         ============











The accompanying notes are an integral part of these financial statements.

PHACON CORPORATION
(A Development Stage Company)
Statement of Stockholders' Equity


                                                                                                 Deficit
                                                                                                Accumulated
                                                                 Additional                      During the
                                         Common Stock              Paid-In      Subscription     Development
                                    Shares          Amount         Capital        Receivable        Stage
                                 ------------    ------------    ------------    ------------    ------------
Balances at July 18, 2001                   -   $           -   $           -   $           -   $           -

July 2001 - stock issued for
 services at $0.001 per share      13,720,000          13,720               -               -               -

August 2001 - stock issued for
 cash at $0.25 per share            2,280,000           2,280         567,720        (220,000)              -

October 2001 - stock issued for
 technology at $0.25 per share      1,500,000           1,500         373,500               -               -

Net loss for the period ended
 December 31, 2001                          -               -               -               -        (522,180)
                                 ------------    ------------    ------------    ------------    ------------
Balance, December 31, 2001         17,500,000   $      17,500   $     941,220   $    (220,000)  $    (522,180)
                                 ============    ============    ============    ============    ============
















The accompanying notes are an integral part of these financial statements.

PHACON CORPORATION
(A Development Stage Company)
Statement of Cash Flows

                                                            From
                                                        Inception on
                                                           July 18,
                                                        2001 Through
                                                        December 31,
                                                             2001
                                                         ------------
CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                               $    (522,180)
 Adjustments to reconcile net loss to net cash
  provided by operations:
  Stock for services                                           13,720
  Depreciation expense                                            223
  Stock for technology                                        375,000
 Change in current assets/liabilities:
  Increase in payables                                          7,438
                                                         ------------
   Net Cash (Used) Provided by Operating Activities          (125,799)
                                                         ------------
CASH FLOWS FROM INVESTING ACTIVITIES

 Cash paid for property and equipment                          (7,298)
 Cash paid for related party notes receivable                 (40,769)
 Cash placed into escrow                                     (150,000)
 Cash received from related party notes receivable             10,000
                                                         ------------
   Net Cash (Used) Provided by Investing Activities          (188,067)
                                                         ------------
CASH FLOWS FROM FINANCING ACTIVITIES

 Cash received from issuance of common stock                  350,000
                                                         ------------
   Net Cash (Used) Provided by Financing Activities           350,000
                                                         ------------
NET INCREASE (DECREASE) IN CASH                                36,134

CASH, BEGINNING OF YEAR                                             -
                                                         ------------
CASH, END OF YEAR                                       $      36,134
                                                         ============
SUPPLEMENTAL CASH FLOW INFORMATION

 Interest                                               $           -
 Income taxes                                           $           -

NON-CASH ACTIVITIES
 Stock issued for technology                            $     375,000
 Stock issued for services                              $      13,720
 Stock issued for subscription receivable               $     220,000



The accompanying notes are an integral part of these financial statements.

PHACON CORPORATION
(A Development Stage Company)
Notes to the Financial Statements
December 31, 2001

NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Organization

Phacon Corporation (the Company) is a private company organized under the laws of the State of California on July 18, 2001. The Company is involved in the development of fluorescent dimming technology and is currently in the development stage.

b.  Accounting Method

The Company recognizes income and expense on the accrual basis of accounting.

c.  Earnings (Loss) Per Share

Earnings per share were computed by dividing net income by the total weighted average common shares outstanding during the period. Fully dilutive earnings per share has not been presented because it equals primary earnings per share.

                               Income (loss)      Shares       Per Share
                                (Numerator)    (Denominator)     Amount
                               -------------   ------------   ----------
Basic EPS:
Income (loss) to common
 shareholders                  $    (522,180)     7,563,233   $    (0.07)
                               =============   ============   ==========

d.  Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

e.  Provision for Income Taxes

No provision for income taxes has been recorded due to net operating loss carryforwards totaling approximately $522,180 that will be offset against future taxable income. These NOL carryforwards begin to expire in the year 2021. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carryforward will expire unused.

Deferred tax assets and the valuation account is as follows at December 31, 2001.

Deferred tax asset:
NOL carryforward                 $     130,545
Valuation allowances                  (130,545)
                                 -------------
     Total                       $           -
                                 =============
f.  Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and expenses during the reporting period. In these financial statements, assets, liabilities and expenses involve extensive reliance on management's estimates. Actual results could differ from those estimates.

PHACON CORPORATION
(A Development Stage Company)
Notes to the Financial Statements
December 31, 2001

NOTE 2 -GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no operations, has an operating loss and is dependent upon financing to continue operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is management's plan to merge with a public company and raise capital through a stock offering to expand operations, thus creating necessary operating revenue

NOTE 3 -PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2001:

Equipment                                     $    7,298
Accumulated depreciation                            (223)
                                              ----------
Total property and equipment                  $    7,075
                                              ==========

The provision for depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the period ended December 31, 2001 is $223.

In accordance with Financial Accounting Standards Board Statement No. 121, the Company records impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. At December 31, 2001, no impairments were recognized.

NOTE 4 -CASH IN ESCROW

In December 2001, the Company entered into a bridge loan agreement with Lexon Technologies, Inc. (Lexon). The Company placed $150,000 into escrow and will advance an additional $50,000 in 2002. The funds were placed into escrow in anticipation of a merger. If the merger has not occurred by April 30, 2002, the Company has the option to convert the note receivable into 25,000,000 shares of Lexon plus additional shares required to satisfy the accrued interest at 4.5% per annum. The conversion rate is $0.008 per share.

NOTE 5 -RELATED PARTY TRANSACTIONS

The Company loaned $40,769 to a company which shares a common officer. During 2001, $10,000 was paid back to the Company. The note is non-interest bearing and payable upon demand. The note receivable balance at December 31, 2001 is $30,769.

An officer paid expenses of $851 on behalf of the Company. The balance payable to the officer at December 31, 2001 is $851.

The Company acquired technology from an individual who subsequently became an officer in exchange for 1,500,000 of their common stock valued at $375,000.

The Company issued 13,720,000 shares of their common stock valued at $13,720 for organization services. 11,595,000 of these shares were issued to various officers or entities controlled by those officers.

The Company entered into a management agreement with an officer for a monthly payment of $2,000. The Company paid $12,000 to the officer pursuant to this agreement.

PHACON CORPORATION
(A Development Stage Company)
Notes to the Financial Statements
December 31, 2001

NOTE 5 -RELATED PARTY TRANSACTIONS (Continued)

The Company entered into a management agreement with an officer for a monthly payment of $2,500. The Company paid $15,000 to the officer pursuant to this agreement.

The Company entered into an agreement with an officer to sub-lease office space at $2,000 per month. The Company paid $14,000 to the officer pursuant to this agreement.

The Company entered into an agreement with an officer to sub-lease office space at $1,000 per month. The Company paid $2,000 to the officer and has recorded an accounts payable of $4,000 pursuant to this agreement.

NOTE 6 -COMMITMENTS AND CONTINGENCIES

In July 2001, the Company entered into a management agreement with an officer for a monthly payment of $2,000. The agreement expires in July 2002.

In July 2001, the Company entered into a management agreement with an officer for a monthly payment of $2,500. The agreement expires in July 2002.

In July 2001, the Company committed to an operating lease for office space. The lease requires the Company to pay monthly rent of $1,000 and expires in July 2002.

In July 2001, the Company committed to an operating lease for office space. The lease requires the Company to pay monthly rent of $2,000 and expires in July 2002.

Future minimum lease payments on operating lease obligation is as follows at December 31, 2001:

2002                                            $    18,000
                                                -----------
Total Operating Lease Obligations               $    18,000
                                                ===========

Rent expense from operating leases for the period ending December 31, 2001 was $20,000.

NOTE 7 -FINANCIAL INSTRUMENTS

The recorded amounts for financial instruments, including cash equivalents, receivables, investments, accounts payable and accrued expenses, and long-term debt approximate their market values as of December 31, 2001. The Company has no investments in derivative financial instruments.

NOTE 8 -DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined in FASB No. 7. It is concentrating substantially all of its efforts in raising capital and defining business operations in order to generate significant revenues.

APPENDIX A
AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger is entered into this 14th day of April 2002, by and between Lexon Technologies, Inc., a Delaware corporation ("Acquiror"); and Phacon Corporation, a California corporation ("Acquiree").

RECITALS

Acquiror desires to acquire all of the issued and outstanding shares of capital stock of Acquiree, effecting the merger of Acquiree into Acquiror. Acquiree's stockholders ("Stockholders") will exchange their shares in Acquiree for shares of Acquiror's common stock, $0.001 par value, as described herein, and Acquiree will forgive Acquiror from repaying a loan in the principal amount of $200,000, plus any accrued interest (the "Loan").

  NOW, THEREFORE, for the mutual consideration set out herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

  1. Plan of Merger. Stockholders are the owners of all of the issued and outstanding shares of capital stock of Acquiree. It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of Acquiree shall be acquired by Acquiror in exchange for the forgiveness by Acquiree of an outstanding loan to Acquiror in the principal amount of $200,000, plus any accrued interest, and for Acquiror's voting common stock. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

  2. Exchange of Shares. Acquiror and Aquiree agree that all of the issued and outstanding shares of capital stock of Acquiree consisting, at the Closing Date, of 17,500,000 shares of common stock, will be exchanged with Acquiror for 17,500,000 post-split shares of restricted common stock of Acquiror after Acquiror effects a 1-for-10 reverse stock split of all of its issued and outstanding shares. The Acquiror's post-split shares will, on the Closing Date, as hereafter defined, be delivered to the Stockholders in exchange for their shares in Acquiree. Stockholders represent and warrant that they will hold such shares of common stock of Acquiror for investment purposes and not for further public distribution and agree that the shares shall be appropriately restricted.

  3.  Delivery of Shares and Forgiveness of Loan.

  A. Delivery of Shares. On or before the Closing Date, Acquiree will deliver certificates representing all of the issued and outstanding shares of Acquiree, duly endorsed so as to make Acquiror the sole holder thereof, free and clear of all claims and encumbrances. On such Closing Date, delivery of the Acquiror shares, which will be appropriately restricted as to transfer, will be made to the Stockholders as set forth herein. The transaction contemplated herein shall not close unless all of the issued and outstanding shares of Acquiree are delivered at Closing. A list of shares of Acquiree, the owner thereof and shares of Acquiror to be received by each Stockholder is attached hereto as Exhibit "A".

  B. Forgiveness of Loan and Release of Indebtedness. On the Closing Date, Acquiree shall execute a release agreement in substantially the form attached hereto as Exhibit "B" releasing Acquiror from any and all obligations due under the loan referenced above.

  4.  Termination.

  A. This Agreement may be terminated by action of the Board of Directors of Acquiror, or by the Stockholders of Acquiree at any time prior to the Closing Date if:

  (1) There shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

  (2) The Closing shall not have occurred prior to April 30, 2002, or such later date as shall have been approved by parties hereto, other than for reasons set forth in paragraph B or C below.

  In the event of termination pursuant to this Section 4 (A) , no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by them in connection with the negotiation, drafting, and execution of this Agreement and the consummation of the transactions herein contemplated.

  B. This Agreement may be terminated at any time prior to the Closing Date by action of Acquiror if:

  (1) Acquiree or the Stockholders shall fail to comply in any material respect with any of its or their covenants or agreements contained in this Agreement or if any of the representations or warranties of Acquiree or the Stockholders contained herein shall be inaccurate in any material respect; or

  (2) There shall have been any material change after December 31, 2001, in the assets, properties, business, or financial condition of Acquiree taken as a whole which could have a materially adverse effect on the value of the business of Acquiree except any changes disclosed in any exhibits or schedules attached hereto.

  In the event this Agreement is terminated pursuant to this Section 4(B), this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and Acquiree shall bear its own costs as well as the legal, accounting, printing, and other costs incurred by Acquiror in connection with the negotiation, preparation, and execution of this Agreement and the transactions herein contemplated.

  C. This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of Acquiree or by the Stockholders of Acquiree if:

  (1) Acquiror shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Acquiror contained herein shall be inaccurate in any material respect; or

  (2) There shall have been any material adverse change after December 31, 2001, in the assets, properties, business, or financial condition of Acquiror as a whole which could have a materially adverse effect on the value of the business of Acquiror taken as a whole except any changes disclosed in any exhibit or schedule attached hereto.

  In the event this Agreement is terminated pursuant to this Section 4(C), this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and Acquiror shall bear its own costs as well as the legal, accounting, printing, and other costs incurred by Acquiree and the Stockholders in connection with negotiation, preparation, and execution of this Agreement and the transactions herein contemplated.

  5.  Representations and Warranties of Acquiree.

  A. Acquiree hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

  (1) Stockholders of Acquiree. The Stockholders are the owners of all of the issued and outstanding shares of the capital stock of Acquiree; such shares are free from claims, liens, or other encumbrances; and Stockholders have the unqualified right to sell, transfer, and dispose of such shares subject to the laws of bankruptcy, insolvency, and general creditors' rights. Each Stockholder represents and warrants, that in regards to his or her shares of Acquiree, such Stockholder has the full right and authority to execute this Agreement and to transfer his or her shares of Acquiree to Acquiror.

  (2) Restricted Shares to be Issued. The Stockholders understand and are aware that the issuance of Acquiror's shares hereunder is being made without registration under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and that the shares so issued may not be sold or transferred without registration under the Act and under applicable state, securities laws, or unless an exemption from such registration is available. The Stockholders understand that the investment in the shares of Acquiror is speculative and may remain so for an indefinite period and acknowledge that the Stockholders are able to bear the economic risk of their investment in the shares of Acquiror. All certificates evidencing Acquiror's common stock to be issued to Stockholders shall bear appropriate restrictive legends.

  B. Acquiree hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct:

  (1) Corporate Authority. Acquiree has the full corporate power and authority to enter into this Agreement and (subject to any requisite approval by the holders of Acquiree common shares) to carry out the transactions contemplated by this Agreement. The Board of Directors of Acquiree has duly authorized the execution, delivery, and performance of this Agreement.

  (2)  Financial Statements.

    (a) The audited balance sheet of Acquiree as of December 31, 2001 and the related statements of income (loss), changes in shareholders' equity and, cash flows, and stockholders' equity for the year since inception to December 31, 2001, including the notes thereto, and the accompanying report of Todd Chisholm, certified public accountants, have been delivered to Acquiror ("Acquiree Financial Statements"). To the best knowledge of Acquiree, except as set forth in Acquiree's Schedules, such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

    (b)  The audited financial statements delivered pursuant to subparagraph
(a) have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved and, when required to be audited, have been audited by a certified public accountants licensed to practice in the United States and before the Securities and Exchange Commission. The audited financial statements have been presented in accordance with the requirements of Regulation S-X promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC. The Acquiree Financial Statements present fairly, the financial position of Acquiree. Acquiree did not have, as of the date of the Acquiree Financial Statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Acquiree, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Acquiree as of their respective dates and for the respective periods covered thereby.

    (c) The books and records, financial and otherwise, of Acquiree are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Acquiree.

    (d) Proper and accurate amounts of taxes have been withheld by or on behalf of Acquiree with respect to all material compensation paid to employees of Acquiree for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all material accrual or material arrangement for or payment of bonuses or special compensation applicable under tax and other laws. There are no tax liens upon any of the assets of Acquiree.

  (3) Absence of Certain Changes or Events. Except as set forth in this Agreement or the Acquiree Schedules attached hereto, since December 31, 2001, the date of the Acquiree Financial Statements,:

    (a) There has not been (1) any material adverse change in the business, operations, properties, level of inventory, assets, or financial condition of Acquiree taken as a whole; or (2) any damage, destruction, or loss to Acquiree (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Acquiree;

    (b)  Acquiree has not (1) amended its Articles of Incorporation or Bylaws;
(2) declared or made, or agreed to declare to make, any payment of dividends or distributions of any assets of any kind whatsoever to Stockholders or purchased or redeemed, or agreed to purchase or redeem, any of their capital stock; (3) waived any rights of value which in the aggregate are extraordinary or material considering the business of Acquiree; (4) made any material change in its method of management, operation, or accounting; (5) entered into any other material transactions not in the ordinary course of business except as otherwise contemplated by this Agreement; (6) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (7) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (8) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

    (c) Acquiree has not (1) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof except as described in the Schedules attached hereto; (2) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (3) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the balance sheet contained in the Acquiree Financial Statement and current liabilities incurred since that date in the ordinary course of business; (4) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights held as inventory or canceled or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (5) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Acquiree taken as a whole; or (6) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

    (d) To the best knowledge of Acquiree, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, its business, operations, properties, assets, or condition.

  (4) Litigation and Proceedings. Acquiree is not involved in any pending litigation or governmental investigation or proceeding not reflected in such financial statements, or otherwise disclosed in the Acquiree Schedules and, to the best knowledge of Acquiree, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against Acquiree or its properties.

  (5)  Organization.

    (a) As of the Closing Date, Acquiree will be in good standing in California, its state of incorporation, and will be in good standing and duly qualified to do business in each state and jurisdiction where the failure to qualify would have a material adverse effect on Acquiree.

    (b) To the best knowledge of Acquiree, Acquiree has complied with all state, federal, and local laws in connection with its formation, issuance of securities, capitalization, and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation, or capitalization, including claims for violation of any state or federal securities laws except where any non-

compliance would not materially affect the business or property of the Acquiree.

  (6) Compliance with Laws, Rules and Regulations. Acquiree represents and warrants that Acquiree complies with all applicable federal laws, rules and regulations; and all applicable State laws, rules and regulations relating to the operation of its business and the sale of Acquiree's products except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets, or condition of Acquiree or except to the extent that non-compliance would not result in the incurrence of any material liability for Acquiree.

  (7) Tax Returns. Acquiree has filed or will file prior to closing all federal, state, county, and local income, excise, property, sales, and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provisions for the payment of all taxes, penalty fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.

  (8) Subsidiaries. Acquiree has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity, other than disclosed in the Acquiree Schedules.

  (9) No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of Acquiree to which Acquiree is a party and has been duly authorized by all appropriate and necessary action.

  (10) Capitalization. The authorized capital stock of Acquiree consists of 20,000,000 shares of common stock having no par value, of which 17,500,000 shares have been validly issued and are now outstanding, and of which 17,500,000 will be outstanding at the Closing Date. There are no outstanding convertible securities, warrants, options, or commitments of any nature which may cause authorized but unissued shares to be issued to any person, except as described in the schedules attached hereto. All issued and outstanding shares are legally issued, fully paid, and non-assessable, and are not issued in violation of the pre-emptive or other right of any person.

  (11) Title and Related Matters. Acquiree has good and marketable title to all of its licenses, copyrights, trademarks, trade secrets, patents, patents pending, properties, inventory, interests in properties, and other assets, real and personal, which are reflected in the Acquiree Financial Statements, or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the assets or properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties or in connection with such assets; and (iii) as described in Acquiree Financial Statements or in the Acquiree Schedules. Acquiree owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all procedures, techniques, business plans, methods of management, or other information utilized in the conduct of its business or operations, whether or not the value thereof is reflected in the most recent balance sheet included in the Acquiree Schedules. The assets and equipment of Acquiree that are necessary or used in the operations of its business are in good operating condition and repair, normal wear and tear excepted.

  (12)  Contracts.

    (a) Except as included or described in the Acquiree Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which Acquiree is a party or by which it or any of its properties or assets are bound.

   (b) Subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all contracts, agreements, franchises, license agreements, and other commitments to which Acquiree is a party or by which its properties or assets are bound and which are material to its operations taken as a whole, are valid and enforceable in all respects.

    (c) Acquiree is not a party to or bound by, and the assets of Acquiree are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, or decree which materially and adversely affects, or in the future may (as far as Acquiree can now foresee), materially and adversely affect, the business, operations, properties, assets, or condition of Acquiree.

    (d) Except as included or described in the Acquiree Schedules or reflected in the most recent Acquiree Financial Statements, Acquiree is not a party to any oral or written (a) contract for employment of any officer or employee which is not terminable on 30 days (or less) notice; (b) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit, or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (c) agreement, contract, or indenture relating to the borrowing of money exceeding $5,000;
(d) guaranty of any obligation, other than one on which Acquiree is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $5,000; (e) consulting or other similar contract with an unexpired term of more than one year of providing for payment in excess of $5,000 in the aggregate; (f) collective bargaining agreement, (g) agreement with any present or former officer or director of Acquiree or its subsidiaries; or (h) contract, agreement, or other commitment involving payments by it of more than $5,000 in the aggregate.

  (13) Material Contract Defaults. To the best knowledge of Acquiree, Acquiree is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Acquiree, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Acquiree has not taken adequate steps to prevent such a default from occurring.

  (14) Acquiree Schedules. Acquiree has delivered to Acquiror the following schedules which are collectively referred to as the "Acquiree Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Acquiree as complete, true, and correct:

    (a) A schedule containing complete and correct copies of the Articles of Incorporation and Bylaws of Acquiree in effect as of the date of this Agreement;

   (b) A schedule including the financial statements of Acquiree identified in paragraph 5(b) (2).

   (c) A schedule containing a complete and correct copy of the stock ledger of Acquiree;

    (d) A schedule containing a description of all real property owned or leased by Acquiree together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property with copies of the underlying documentation;

   (e) A schedule containing copies of all material contracts, promissory notes, profit sharing arrangements, options, warrants, employment agreements, licenses, agreements, or other instruments to which Acquiree is a party or by which it or its properties or assets are bound;

    (f) A schedule describing all governmental licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Acquiree carries on or propose to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Acquiree;

    (g) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Acquiree since the date of the Acquiree Financial Statements;

    (h) A schedule of all litigation or governmental investigation or proceeding which is pending or which, to the best knowledge of management, is threatened or contemplated;

    (i) A schedule of all other documents, disclosures, or representations required to be disclosed by this Agreement or required to be disclosed in order to set forth all material facts regarding Acquiree.

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  (15)  Information.  The information concerning Acquiree set forth in this
Agreement and in the Acquiree Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made not misleading.

  6. Representations and Warranties of Acquiror. Acquiror hereby represents and warrants that effective this date and the Closing Date, the following representations are true and correct:

  A. Issuance of Shares. As of the Closing Date, the Acquiror shares to be delivered to the Stockholders, will constitute valid and legally issued shares of Acquiror, fully-paid and non-assessable, and will be legally equivalent in all respects to the common stock of Acquiror issued and outstanding as of the date hereof.

  B. Authorization. The officers of Acquiror are duly authorized to execute this Agreement and have taken all action required by law and agreements, charters, Bylaws, etc., to properly and legally execute this Agreement.

  C.  Financial Statements.

  (1) The audited balance sheets of Acquiror as of December 31, 2001 and 2000, and the related statements of operations, cash flows, and stockholders' equity for the years ended December 31, 2001 and 2000, and the cumulative amounts since inception, including the notes thereto, and the accompanying Independent Auditor's Report of Todd Chisholm, certified public accountants, have been delivered to Acquiror. To the best knowledge of Acquiror, except as set forth in Acquiror's Schedules, such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

  (2) The audited financial statements delivered pursuant to subparagraph (1) have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved and, when required to be audited, have been audited by a certified public accountants licensed to practice in the United States and before the Securities and Exchange Commission. The audited financial statements have been presented in accordance with the requirements of Regulation S-X promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC. The Acquiror Financial Statements present fairly the financial position of Acquiror. Acquiror did not have, as of the date of the Acquiror Financial Statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Acquiror, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Acquiror as of their respective dates and for the respective periods covered thereby.

  (3) The books and records, financial and otherwise, of Acquiror are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Acquiror.

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

  (4) Proper and accurate amounts of taxes have been withheld by or on behalf of Acquiror with respect to all material compensation paid to employees of Acquiror for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all material accrual or material arrangement for or payment of bonuses or special compensation applicable under tax and other laws. There are no tax liens upon any of the assets of Acquiror.

  D. Absence of Certain Changes or Events. Except as set forth in this Agreement or the Acquiror Schedules, since December 31, 2001:

  (1) There has not been (a) any material adverse change in the business, operations, properties, assets, or financial condition of Acquiror (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Acquiror;

  (2)  Acquiror has not (a) amended its Articles of Incorporation or Bylaws;
(b) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem any of its capital stock; (c) waived any rights or value which in the aggregate are extraordinary or material considering the business of Acquiror; (d) made any material change in its method of management, operation, or accounting; (e) entered into any other material transactions; (f) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employees (g) increased the rate of compensation payable or to become payable by it to any of its officers or directors of any of its employees; or (h) established or made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

  (3) Acquiror has not (a) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (b) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(c) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the Acquiror balance sheet as of December 31, 1999, and current liabilities incurred since that date in the ordinary course of business; (d) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights, (e) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Acquiror; or (f) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

  (4) To the best knowledge of Acquiror, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Acquiror.

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

  E. Litigation and Proceedings. To the best knowledge of Acquiror it is not involved in any pending litigation, claims, or governmental investigation or proceeding not reflected in such financial statements or otherwise disclosed in the Acquiror Schedules and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of management,. threatened or contemplated against Acquiror, its management, or properties.

  F. Organization. As of the Closing Date Acquiror shall be duly organized, validly existing, and in good standing under the laws of the State of Delaware; it has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where the failure to qualify would have a material adverse effect on Acquiror.

  G. Tax Returns. Acquiror has filed all federal, state, county, and local income, excise, property, and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date hereof. Acquiror has paid or made adequate provisions for the payment of all taxes, penalty fees, or assessments which have or may become due pursuant to such filed returns or pursuant to any assessments received.

  H.  Contracts.

  (1) Except as included or referred to in the Acquiror Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which Acquiror is a party or by which it or any of its properties are bound.

  (2) Subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all contracts, agreements, franchises, license agreements, and other commitments to which Acquiror is a party or by which it or its properties are bound, and which are material to the operations of Acquiror, are valid and enforceable by Acquiror in all respects.

  (3) Acquiror is not a party to any contract, agreement, commitment, or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or aware which materially and adversely affects, or in the future may (as far as Acquiror can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Acquiror.

  (4) Except as included or referred to in the Acquiror Schedules or reflected in the latest Acquiror balance sheet, Acquiror is not a party to any material oral or written (a) contract for the employment of any officer or employee; (b) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit, or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (c) agreement, contract, or indenture relating to the borrowing of money; (d) guaranty of any obligation, other than one which Acquiror is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $10,000; (e) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (f) collective bargaining agreement; (g) agreement with any present or former officer or director of Acquiror; or (h) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate.

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

  I. Material Contract Defaults. To the best of its knowledge, Acquiror has not materially breached, nor has it any knowledge of any pending or threatened claims or any legal basis for a claim that Acquiror has materially breached, any of the terms of conditions of any agreements, contracts, or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Acquiror is subject.

  J. Capitalization. The capitalization of Acquiror is, as of the date hereof, comprised of 100,000,000 shares of authorized common stock, $.00l par value, of which 15,872,561 shares are issued and outstanding. All outstanding shares have been duly authorized, validly issued, and fully-paid, and there are no outstanding or presently authorized securities, warrants, options, or related commitments of any nature not disclosed in the Acquiror's financial statements or in the Acquiror's Information Statement or in the Acquiror Schedules attached hereto. All of the outstanding shares are non-assessable and free of cumulative voting or pre-emptive rights.

  K. Subsidiaries. Acquiror has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity, other than Chicago Map Corporation, as disclosed in the Schedules.

  L. Corporate Records. The corporate financial records, minute books, and other documents and records of Acquiror are to be available to present management of Acquiree prior to the Closing Date and turned over to new management in their entirety at Closing or as soon thereafter as practicable.

  M. No Conflict with Other Instrument. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of Acquiror, to which Acquiror is a party.

  N. Securities Laws. Acquiror is a public company and represents that to the best of its knowledge it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to its original stock issuance to its founders, its public offering, or any dealings with its Stockholders, the public, brokers, the Securities and Exchange Commission, state agencies, or other persons. Acquiror is required to file Reports under
Section 15(d) of the Securities Exchange Act of 1934, as amended. Acquiror represents that all reports required to be filed pursuant to Section 15(d) of the Securities Act of 1934 as of the date of closing have been or will have been filed.

  O. Compliance With Laws and Regulations. Acquiror has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Acquiror or except to the extent that noncompliance would not result in the incurrence of any material liability including, but not limited to, the Blue Sky regulations of this proposed acquisition and issuance of Acquiror common stock.

  P.  Acquiror Schedules.   Acquiror has delivered to Acquiree the following
schedules, which are collectively referred to as the "Acquiror Schedules," which are dated the date of this Agreement, all certified by an officer of Acquiror and the officers of Acquiror to be complete, true, and accurate:

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

  (1) A schedule containing complete and accurate copies of the Articles of Incorporation and Bylaws of Acquiror as in effect as of the date of this Agreement and copies of all Board of Directors and Shareholders Resolutions, Minutes and Consents.

  (2) A schedule containing copies of all financial statements referred to in paragraph 6(c);

  (3) A schedule containing a list of the shareholders of Acquiror as of December 31, 2001;

  (4) A schedule describing all outstanding warrants to purchase shares of Acquiror's common stock;

  (5) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or conditions of Acquiror since December 31, 2001;

  (6) A schedule of all litigation or governmental investigation or proceeding which is pending or which, to the best knowledge of management, is threatened or contemplated;

  (7) A schedule containing copies of all contracts to which the Company is a party;

  (8) A schedule containing all reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended;

  (9) A schedule of all other documents, disclosures, or representations required to be disclosed by this Agreement or required to be disclosed in order to set forth all material facts regarding Acquiror.

  Q. Information. The information concerning Acquiror set forth in this Agreement and in the Acquiror Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact require to make the statements made, in light of the circumstances under which they were made, not misleading.

  7. Information Statement. As promptly as practicable after the execution of this Agreement, Acquiror shall prepare and file with the Securities and Exchange Commission ("SEC"), a preliminary information statement including information concerning this Agreement and related material (the "Information Statement") relating to the approval of this Agreement and the transactions contemplated hereunder, as promptly as practicable following receipt of the SEC's comments thereon (or, should no SEC comments be forthcoming or the lapse of the period of time during which SEC comments are required to be furnished, promptly following a determination that no comments are forthcoming or the lapse of such period), Acquiror shall file with the SEC and mail to its stockholders of record a definitive Information Statement relating to such matters. The Information Statement shall set a date of record for all shareholders entitled to vote on this Agreement and shall include the recommendation of the Acquiror's board of directors in favor of such matters.

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

  8. Additional Financial Statements. To the extent required, Acquiree and Acquiror shall utilize their best efforts and cooperate to provide the financial information necessary to present the pro forma consolidated financial statements, including a pro forma consolidated balance sheet, pro forma consolidated income statements, for all periods required to be presented, including the notes thereto, and in the form and manner required for use in the Form 8-K and/or Information Statement or any other document required to be filed with the SEC, requiring the presentation of the Acquiror's financial statements under generally accepted accounting principles.

  9. Closing Date. The Closing Date herein referred to shall be upon such date as the parties hereto may mutually agree upon, but is expected to be on or about April 25, 2002, but not later than May 30, 2002. At the Closing, Acquiror shall deliver and the Stockholders will be deemed to have accepted delivery, the certificate of stock to be issued in his or her name, and in connection therewith, will make delivery of his or her stock in Acquiree to Acquiror. Certain opinions, exhibits, etc., may be delivered subsequent to the Closing Date upon the mutual agreement of the parties hereto.

  10. Conditions Precedent to the Obligations of Acquiree and the Stockholders. All obligations of Acquiree and Stockholders under this Agreement are subject to the fulfillment, by Acquiror, prior to or as of the Closing Date, of each of the following conditions:

  A. The representations and warranties by or on behalf of Acquiror contained in this Agreement or in any certificate or documents delivered to Acquiree pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

  B. Acquiror shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing on the Closing Date.

  C. Acquiror shall take all corporation action necessary to issue the shares to Stockholders pursuant to this Agreement.

  D. Acquiror's Board of Directors and shareholders shall approve a 1 for 10 reverse split of Acquiror's common stock prior to the issuance of shares to Acquiree.

  E. Acquiror's Board of Directors and shareholders shall approve the appointment of Acquiree's nominees to the positions as directors and officers of Acquiror, and Aquiror's directors and officers shall submit resignations as requested by Acquiree.

  F. All instruments and documents delivered to Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Stockholders.

  G. Acquiror shall have delivered to Stockholders and Acquiree an opinion of its counsel dated the Closing Date to that effect that

  (1) Acquiror is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

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

  (2) Acquiror has the corporate power to carry on its business as now being conducted;

  (3) This Agreement has been duly authorized, executed, and delivered by Acquiror and is a valid and binding obligation of Acquiror; and

  (4) The shares to be issued to Stockholders hereunder will, when issued, be duly and validly issued, fully paid, and non-assessable.

  11. Conditions Precedent to the Obligations of Acquiror. All obligations of Acquiror under this Agreement are subject to the fulfillment, by Acquiree, prior to or as of the Closing Date, of each of the following conditions:

  A. The representations and warranties by Acquiree contained in this Agreement or in any certificate or document delivered to Acquiror pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

  B. If requested, Acquiree shall assign all rights, title and interest in the technology covered by the Assignment of Technology between Hieronim Teresinski and Acquiree, dated October 5, 2001, (the "Technology"), to Acquiror.

  C. Acquiree shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; including the delivery of all of the outstanding stock of Acquiree.

  D. Acquiree shall deliver to Acquiror a copy of a letter sent by Acquiree to its Stockholders confirming that the Stockholders know that the shares of stock in Acquiror are being acquired for investment purposes, and not with a view to public resale and that the materials, including current financial statements prepared and delivered by Acquiror to Acquiree, have been read and understood by Stockholders, that they are familiar with the business of Acquiror, that they understand that they are acquiring the Acquiror shares under Section 4(2), commonly known as the private offering exemption of the Securities Act of 1933, and that the shares are restricted and may not be resold, except in reliance of an exemption under the Act.

  E. Acquiree shall have delivered to Acquiror an opinion of counsel dated the Closing Date to the effect that:

  (1) Acquiree is duly organized, validly existing and in good standing under the laws of the State of California;

  (2) Acquiree has the corporate power to carry on its business as now being conducted, and is duly qualified to do business in the State of California and in any jurisdiction where so required where the nonqualification to do business in any jurisdiction would not materially adversely affect the business and properties of Acquiree; and

  (3) This Agreement has been duly authorized, executed, and delivered by Acquiree and Stockholders.

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

  12. Indemnification. Within the period provided in paragraph 13 herein and in accordance with the terms of that paragraph, each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses which exceed $10,000 including attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant, or warranty or nonfulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability of claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same. No liability shall arise for party hereof regarding a settlement of any claim unless such settlement was previously approved by such party.

  13. Nature and Survival of Representations. All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for two years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon 'which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

  14. Documents at Closing. At the Closing the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

  A. Stockholders will deliver, or cause to be delivered, to Acquiror the following:

  (1) Stock certificates for all of the issued and outstanding stock of Acquiree being tendered and duly endorsed;

  (2) All corporate records of Acquiree, including without limitation, corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing), stock ledgers, stock transfer books, corporate seals, and other such corporate books and records as may reasonably be requested for review by Acquiror and its counsel;

  (3)  The opinion of counsel for Acquiree as set forth herein;

  (4) A certificate executed by Acquiree to the effect that all representations and warranties made by Acquiree under this Agreement are true and correct as of the Closing, the same as though originally given to Acquiror on said date;

  (5) A certificate from the Secretary of State of its incorporation dated within 45 days of the Closing Date to the effect that Acquiree is in good standing under the laws of said state;

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

  (6) The letter to Stockholders from Acquiree with the representations included in paragraph 11.D above, representing that Stockholder know they are acquiring shares of Acquiror for investment purposes only and not with a view to further distribution;

  (7) Such other instruments, documents, and certificates, if any, as are required to be delivered pursuant to the provision of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

  B.  Acquiror will deliver or cause to be delivered to the Stockholders and
Acquiree:

  (1) Stock certificates for common stock to be issued as part of the exchange as listed on Exhibit "A";

  (2) A certificate of the president and secretary of Acquiror to the effect that all representations and warranties of Acquiror made under this Agreement are reaffirmed on the Closing Date, the same as though originally given to Stockholders on said date;

  (3)  The opinion of Acquiror's counsel set forth herein;

  (4) Copies of resolutions by Acquiror's Board of Directors and majority stockholders authorizing this transaction;

  (5) A certificate from the Secretary of State of Acquiror's state of incorporation dated within 45 days of the Closing Date that Acquiror is in good standing under the laws of said state;

  (6) Such other instruments, documents, and certificates, if any, as are required to be delivered pursuant to the provision of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

  15. Additional Covenants. Between the date hereof and the Closing Date, except with the prior written consent of the other party:

  A. Acquiror and Acquiree shall conduct their business only in the usual and ordinary course and the character of such business shall not be changed nor any different business be undertaken.

  B. No change shall be made in the Articles of Incorporation or Bylaws of Acquiror or Acquiree, except as described in the Acquiree Schedules attached hereto.

  C. No change shall be made in the authorized or issued shares of Acquiror or Acquiree.

  D. Neither Acquiror nor Acquiree shall discharge or satisfy any lien or encumbrance or obligation or liability, other than current liabilities shown on the financial statements heretofore delivered and current liabilities incurred since that date in the ordinary course of business.

  E. Neither Acquiror nor Acquiree shall make any payment or distribution to their respective stockholders or purchase or redeem any shares or capital stock.

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

  F. Neither Acquiror nor Acquiree shall mortgage, pledge, or subject to lien or encumbrance any of its assets, tangible or intangible.

  G. Neither Acquiror nor Acquiree shall cancel any debts or claims or waive any rights.

  H. Present management of Acquiror agree that after the Closing they will continue to furnish new management with such additional documentation and information regarding Acquiror as is reasonably requested.

  16.  Miscellaneous.

  A. Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

  B. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

  C. Payment of Expenses. Acquiror shall pay for all of its own legal, accounting and other expenses associated with the consummation of the transactions contemplated under this Agreement, including those costs associated with the preparation, filing, and mailing of the Information Statement to the Acquiror's stockholders and holding a special meeting of the Acquiror's stockholders. Acquiror shall also pay for all of Acquiree's legal, accounting and other expenses associated with the consummation of the transactions contemplated under this Agreement.

  D.  Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

  E. Headings. The section and subsection heading in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

  F.  Counterparts.   This Agreement may be executed simultaneously in two or
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  G. Facsimile Transmission. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of any party hereto, the parties will confirm facsimile transmitted signatures by signing an original document.

  H. Governing Law. This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, not withstanding any Utah or other conflict-of-law provision to the contrary.

  I. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

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  J.  Entire Agreement.   This Agreement contains the entire agreement between
the parties hereto and supersedes any and all prior agreements, arrangements, or under-standings between the parties relating to the subject matter hereof. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

  IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

ATTEST: Lexon Technologies, Inc., a Delaware corporation


By /S/ Steven Peskaitis             By /S/ Kenneth Eaken
  Secretary                           President


ATTEST: Phacon Corporation, a California corporation



By / J. Jehy Lah                    By /S/ J. Jehy Lah
  Secretary                           President




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Exhibit A


Phacon Corporation
List of Stockholders
                                                     No. of Shares of
Name of Stockholder         No. of Shares of       Lexon Technologies, Inc.
                           Phacon Corporation      to be Received in Merger
-------------------        ------------------      ------------------------
Joshua Kim                          2,000,000                     2,000,000
David Won                             700,000                       700,000
Kyu Hong Hwang                        600,000                       600,000
Il Seong Seo                          200,000                       200,000
Yong Wook Lee                         300,000                       300,000
Hieronim Teresinski                 1,500,000                     1,500,000
Bountiful Cap. Corp.                  340,000                       340,000
Dennis Blomquist                      200,000                       200,000
Pac 21C                             4,000,000                     4,000,000
Kyu Hong Hwang                      1,680,000                     1,680,000
Tack Mok Cho                           50,000                        50,000
Jae Hyeon Baek                         25,000                        25,000
Cons. Tech. Group, Inc.               100,000                       100,000
Cheyenne Cap. Corp.                    30,000                        30,000
Orbis Group Inc.                       10,000                        10,000
N-Seven Company                        50,000                        50,000
Claudia Lipp                           25,000                        25,000
Robert & Rhetta Duey Living Trust      25,000                        25,000
Snyder Family Trust                    10,000                        10,000
Robert Mallinckrodt                    10,000                        10,000
JSL Group                           3,595,000                     3,595,000
Ben Hwang                           2,000,000                     2,000,000
Young Gyu Yu                           50,000                        50,000
                                -------------                --------------
               TOTAL               17,500,000                    17,500,000


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Exhibit B

Release of Lexon Technologies, Inc. By Phacon Corporation

By execution of this Agreement and upon Closing of the Merger contemplated herein, Phacon Corporation ("Phacon") hereby releases Lexon Technologies, Inc. ("Lexon") from any and all obligations for repayment or conversion of principal and interest due on a loan made pursuant to a Letter of Understanding by and between Phacon and Lexon dated January 2, 2002. This release supersedes and replaces any other term or condition of the original loan or any other term or condition related to the loan, and shall be binding upon both parties unless the Closing of the Merger contemplated herein does not for any reason occur.

  IN WITNESS WHEREOF, the parties have executed this release as an integral part of the Agreement and Plan of Merger, to which it is attached as an exhibit, the day and year first above written.


ATTEST: Lexon Technologies, Inc., a Delaware corporation


By /S/ Steven Peskaitis             By /S/ Kenneth Eaken
  Secretary                           President


ATTEST: Phacon Corporation, a California corporation



By / J. Jehy Lah                    By /S/ J. Jehy Lah
  Secretary                           President

APPENDIX B

DELAWARE CODE
TITLE 8. CORPORATIONS
CHAPTER 1. GENERAL CORPORATION LAW
SUBCHAPTER IX. MERGER OR CONSOLIDATION

SECTION 262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word 'stockholder' means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words 'stock' and 'share' mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words 'depository receipt' mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of
Section 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a) Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b) Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of

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           the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c) Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a) and b) of this paragraph; or

        d) Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a), b) and c) of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting f stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such

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constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10

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days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced

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as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.